UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
☒	Definitive Information Statement

Action Industries, Inc.
(Name of the Registrant as Specified in its Charter)

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☐	Fee paid previously with preliminary materials.
☐
Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INFORMATION STATEMENT

June 2, 2010

ACTION INDUSTRIES, INC.

GENERAL

This Information Statement is first being mailed on or about June 10, 2010 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) and Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), of Action Industries, Inc., a Nevada corporation (the “Company”), as of the close of business on June 2, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated March 26, 2010 (the “Written Consent”), of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock and Series A Preferred Stock of the Company, voting together as a single class on an as-converted to Common Stock basis, as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Action Industries, Inc.

The Written Consent authorized an amendment to our Articles of Incorporation (the “Amendment”), which amends our current Articles of Incorporation to:

●	to change our name to Longhai Steel Inc.; and

●	to authorize the board of directors to effect a one for one hundred twenty-five (1:125) reverse stock split of the outstanding shares of common stock.

A copy of the substantive text of the Amendment is attached to this Information Statement as Appendix A.

These corporate actions will become effective on the filing of a certificate of amendment to our articles of incorporation with the Secretary of State of Nevada which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Chaojun Wang
Chaojun Wang
Chief Executive Officer

Date: June 2, 2010

Introduction

On March 26, 2010, the Company entered into a Share Exchange Agreement with Kalington Limited, a Hong Kong limited company , its shareholders , Goodwin Ventures, Inc. and Kalington’s affiliate, Xingtai Longhai Wire Co., Ltd., a People’s Republic of China limited company.
•	Pursuant to the Share Exchange Agreement, the Company acquired all of the outstanding shares of Kalington from its shareholders .
•
In exchange, we issued to the former Kalington shareholders 10,000 shares of our Series A Preferred stock, which constituted 98.5% of our issued and outstanding capital stock on an as-converted to common stock basis.

Therefore, Kalington became a wholly-owned subsidiary of the Company. The share exchange resulted in a change in control of the Company.

Additional information concerning the transactions relating to the reverse acquisition, the related transactions and the current operating business of the Company  is set forth under the heading of "Share Exchange and Acquisition of Longhai Steel" in this Information Statement. We urge you to read this Information Statement in its entirety.

Change in Control

On March 26, 2010, Inna Sheveleva, our former Secretary and current Director, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as our director that will become effective onApril 19, 2010.  In addition, our board of directors on March 25, 2010 increased the size of the Board of Directors to three directors and appointed Chaojun Wang (Chairman), Jing Shen and Chaoshui Wang to fill the vacancies created by such resignation and increase, which appointments will become effective upon the effectiveness of the resignation of Inna Sheveleva.

On March 26, 2010, we filed an Information Statement on Schedule 14F with the SEC relating to a potential change in control of our board of directors containing the information required under Rule 14f-1 of the Exchange Act.

Approval of Amendment of Certificate of Incorporation

On March 26, 2010, Merry Success Limited (“Merry Success”), being the record holder of 5,178 shares of our Series A Convertible Preferred Stock, constituting 51.0% of the voting power of our issued and outstanding shares of our Common Stock and Series A Preferred Stock, voting together as a single class consented in writing to the Amendment.  The Written Consent authorized an amendment to our Articles of Incorporation to:

•	to change our name to Longhai Steel Inc.; and

•	to authorize the board of directors to effect a one for one hundred twenty-five (1:125) reverse stock split of the outstanding shares of common stock.

A copy of the substantive text of the Amendment is attached to this Information Statement as Appendix A.  These corporate actions will become effective on the filing of a certificate of amendment to our articles of incorporation with the Secretary of State of Nevada which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class. Each Stockholder is entitled to one vote per share of Common Stock and 123,125 votes per share of Series A Preferred Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 18,750,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share and 10,000 shares of Series A Preferred Stock with the holders thereof being entitled to cast 123,125 votes per share.

On March 25, 2010, our Board of Directors unanimously adopted resolutions approving the Amendment and recommended that our stockholders approve the Amendment substantially as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “Longhai Steel Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our business operations as described under the heading of "Share Exchange and Acquisition of Longhai Steel" in this Information Statement.

The reverse stock split (the “Reverse Stock Split”) will reduce the number of issued and outstanding shares of our Common Stock outstanding prior to the split and decrease the total number of issued and outstanding shares of our Common Stock subsequent to the split by triggering the automatic conversion of our Series A Preferred Stock into 9,850,000 shares of Common Stock. The Reverse Stock Split has been implemented to facilitate the automatic conversion of our Series A Preferred Stock and provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

CONSENTING STOCKHOLDERS

On March 26, 2010, Merry Success Limited, being the record holder of 5,178 shares of our Series A Preferred Stock, constituting 51.0% of the voting power of the issued and outstanding shares of our Common Stock and Series A Preferred Stock, voting together as a single class, consented in writing to the Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the majority stockholder were by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing (the “Effective Date”) and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share.  Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and our controlled affiliate and other holdings and investments. In addition, our operating subsidiary and our controlled affiliate in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

As March 26, 2010, we had a total of 18,750,000 shares of common stock outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

Series A Convertible Preferred Stock

In accordance with our Articles of Incorporation, our Board of Directors unanimously approved the filing of a Certificate of Designation designating and authorizing the issuance of up to 10,000 shares of our Series A Preferred Stock.  The Certificate of Designation was filed on March 25, 2010.

Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 985 shares of common stock immediately subsequent to the effectiveness of a planned 1-for-125 reverse split of our outstanding common stock, which will become effective on the Effective Date (the “Reverse Stock Split”).  Upon the Reverse Stock Split the 10,000 outstanding shares of Series A Preferred Stock will automatically convert into 9,850,000 shares of common stock, which will constitute 98.5% of the outstanding common stock of Action Industries, Inc. subsequent to the Reverse Stock Split.

Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-125 reverse split (to retroactively take into account the Reverse Stock Split).

The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock.  Holders of Series A Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Preferred Stock and modifying the rights of Series A Preferred Stock.

Following the effectiveness of the Reverse Stock Split and conversion of Series A Preferred Stock into common stock, there will be approximately 10,000,000 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

At the close of business on the Record Date, we had 18,750,000 shares of Common Stock and 10,000 shares of Series A Preferred Stock issued and outstanding.

AMENDMENT TO OUR ARTICLES OF INCORPORATION

On March 25, 2010, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation, which amends our current Articles of Incorporation to (i) change our name to “Longhai Steel Inc.” to more accurately reflect our business operations, and (ii) effect a 1-for-125 reverse stock split of our issued and outstanding Common Stock.  The majority shareholder Merry Success Limited approved the Amendment pursuant to a Written Consent dated as of March 26, 2010. The substantive text of the proposed Amendment is attached hereto as Appendix A .

The Reverse Stock Split provision in the Amendment has been adopted to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions, and to facilitate the conversion of our Series A Preferred Stock contemplated in the Share Exchange, which is generally described in the following paragraphs.

On March 26, we completed a reverse acquisition transaction through a share exchange with Kalington Limited and its shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Kalington in exchange for 10,000 shares of our Series A Preferred Stock, which constituted 98.5% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Kalington became our wholly-owned subsidiary and the former shareholders of Kalington became our controlling stockholders.  The Share Exchange with Kalington’s shareholders was treated as a reverse acquisition, with Kalington as the acquirer and Action Industries, Inc. as the acquired party.

Immediately following closing of the reverse acquisition of Kalington, certain shareholders transferred 179 of the shares of Series A Preferred Stock issued to them under the Share Exchange to certain persons who provided services to Kalington’s subsidiary and controlled affiliate, pursuant to share allocation agreements that the shareholders entered into with such service providers.

Additional information regarding the Share Exchange is contained under the heading of "Share Exchange and Acquisition of Longhai Steel" in this Information Statement.

1. Name Change

Our current Articles of Incorporation state that the name of the Company is “Action Industries, Inc.”

Our Board of Directors unanimously approved, subject to stockholder approval, the Amendment to change our name from “Action Industries, Inc.” to “Longhai Steel Inc.”

Stockholder approval for the Amendment changing our name was obtained by Written Consent of stockholders holding at least a majority of the voting power of our issued and outstanding Common Stock and Series A Preferred Stock, voting together as a single class, as of the Record Date. The Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

Purposes for Name Change

Following the change of control of our Company and reverse acquisition of Kalington Limited effected by the Share Exchange, our Board of Directors has determined that the change of our name to “Longhai Steel Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described under the heading of "Share Exchange and Acquisition of Longhai Steel" in this Information Statement.

2. Adoption of 1-for-125 Reverse Stock Split

Our Board of Directors unanimously approved, subject to Stockholder approval, the 1-for-125 Reverse Stock Split of our issued and outstanding Common Stock, which will be effectuated in conjunction with the adoption of the Amendment. The majority shareholder Merry Success Limited also approved this action in the Written Consent.

The Reverse Stock Split will reduce the number of issued and outstanding shares of our Common Stock outstanding prior to the split. The Reverse Stock Split will trigger the automatic conversion of our Series A Preferred Stock into 9,850,000 shares of Common Stock. The Reverse Stock Split will become effective on the Effective Date which occurs when the Amendment is filed with the Secretary of State of the State of Nevada following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act. We currently have no plans, agreements, proposals, arrangements, or understandings for the issuance of additional shares of Common Stock for any purpose, including future acquisitions or financing transactions. We may consider issuing additional shares in the future, but at this time we have no definite plans in this regard.

On the Effective Date, 125 shares of Common Stock will automatically be combined and changed into one share of Common Stock. The table below sets forth, as of the Record Date and as of the Effective Date, the following information both before and after the proposed Reverse Stock Split and assumes the conversion of all shares of Series A Preferred Stock into shares of Common Stock at the applicable conversion ratios:

•	the number of issued and outstanding shares of Common Stock and the number of shares of Common Stock into which the Series A Preferred Stock can be converted;

•	the number of shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock, or otherwise; and

•	the number of authorized but unissued and unreserved shares of Common Stock.

	Capital Structure prior to conversion of issued and outstanding Series A Preferred Stock on Pre-Reverse Split Basis	Capital Structure after the Reverse Split and automatic conversion of Series A Preferred Stock
	(As of Record Date)	(On Effective Date)

Issued and outstanding Common Stock	18,750,000	10,000,000

Issued and outstanding Series A Preferred Stock	10,000	-0-

Common Stock reserved for issuance upon conversion of Series A Preferred Stock	9,850,000	-0-

Authorized but unissued and unreserved Common Stock	71,400,000	90,000,000

Purposes for Reverse Stock Split and Effects on Common Stock

As shown in the table above, the Reverse Stock Split will trigger the automatic conversion of our Series A Preferred Stock into 9,850,000 shares of the Company’s Common Stock and decrease the total number of issued and outstanding shares of our Common Stock.  The pre-split holders of our common stock will hold 150,000 shares of common stock subsequent to the Reverse Stock Split.  The Reverse Stock Split has been implemented to facilitate the automatic conversion of our Series A Preferred Stock and provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

Unless the Reverse Stock Split is effected, the Company’s capital structure will continue to include a supermajority voting class of preferred stock and our Board of Directors believe that it is in the best interest of the Company to solely have common stock outstanding at this time to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

On the Effective Date, 125 shares of Common Stock will automatically be combined and changed into one share of Common Stock. No additional action on our part or any stockholder will be required in order to effect the Reverse Stock Split.

No fractional shares of post-Reverse Stock Split Common Stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of post-Reverse Stock Split Common Stock, will, if they hold a fractional share, receive a full share of our Common Stock.

We will obtain a new CUSIP number for our Common Stock at the time of the Reverse Stock Split. Following the effectiveness of the Reverse Stock Split, every 125 shares of Common Stock presently outstanding, without any action on the part of the stockholder, will represent one share of Common Stock. Subject to the provisions for elimination of fractional shares, as described above, consummation of the Reverse Stock Split will not result in a change in the relative equity position or voting power of the holders of Common Stock.

There are no arrears in dividends or defaults in principal or interest in respect to the securities which are to be exchanged.

Federal Income Tax Consequences of the Reverse Stock Split

The combination of 125 shares of pre-Reverse Stock Split Common Stock into one share of post-Reverse Stock Split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-Reverse Stock Split Common Stock will be transferred to the post-Reverse Stock Split Common Stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Distribution and Costs

We will pay the cost of preparing, printing and distributing this Information Statement.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the board of directors, nor the approval by the majority shareholders of the Reverse Stock Split or the name change provides stockholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under the Nevada Revised Statutes, the articles of incorporation or the bylaws.

Potential Anti-takeover Effects of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. The Reverse Stock Split could have an anti-takeover effect because the authorized shares are not being reduced by the reverse stock split, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult then if the authorized shares were also reduced by a reverse stock split. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  However, the Reverse Stock Split has been effected for the primary purpose of facilitating the conversion of the Series A Preferred Stock, as well as to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. Although the remainder of significant amounts of authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split proposal is not being undertaken in response to any effort of which our Board of Directors is aware to accumulate shares of our Common Stock or obtain control of the Company.

Other than this proposal, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Articles of Incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.  In addition, our Board of Directors may issue, without further stockholder approval, up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, in one or more series. Any Preferred Stock issued in the future may rank senior to our Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of Preferred Stock may have series voting rights. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of March 26, 2010, certain information with respect to the beneficial ownership of our common stock, by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group. The table reflects the ownership of our equity securities by the foregoing parties before and after the 1 for 125 reverse stock split which will occur on the filing of Articles of Amendment with the Secretary of State of the State of Nevada which filing will be made no earlier than 20 days after the date the Information Statement on Schedule 14C is first mailed to the our stockholders. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, No. 1 Jingguang Road, Neiqiu County, Xingtai City, Hebei Province, China. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of March 26, 2010 based upon (i) 18,750,000 shares of common stock outstanding prior to the Reverse Stock Split and 10,000,000 shares of common stock outstanding after the Reverse Stock Split and (ii) 10,000 shares of Series A Preferred Stock outstanding prior to the Reverse Stock Split and 0 shares of Series A Preferred Stock outstanding after the Reverse Stock Split.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership Prior to Reverse Stock Split		Amount and Nature of Beneficial Ownership After Reverse Stock Split	Percent Series A Preferred Stock Prior to Reverse Stock Split	Percent Series A Preferred Stock After Reverse Stock Split	Percent Common Stock Prior to Reverse Stock Split	Percent Common Stock After the Reverse Stock Split	Percent of Combined Voting Power of Common Stock and Series A Preferred Stock (1)

		Officers and Directors
Chaojun Wang	Chief Executive Officer	Series A Convertible Preferred Stock	5,178	(2)	0	51.8%	0%	-	-	51.0%
		Common Stock	0		5,100,330	-	-	0	51.0%	-

Joseph Meuse 360 Main Street PO Box 393 Washington, Virginia 22747	Former President	Series A Convertible Preferred Stock	369	(3)	0	3.7%	0	-	-	3.6%
		Common Stock	0		363,465	-	-	0	3.6%	-

Inna Sheveleva	Director	Common Stock	450,000		3,600	0	0	2.4%	*	*

All officers and directors as a group (2 persons named above)		Series A Convertible Preferred Stock	5,178		0	51.8%	0	2.4%	51.0%	51.0%

		Common Stock	450,000		5,103,930

		5% Security Holders

Merry Success Limited (4) P.O Box 957 Offshore Incorporation Centre, Road Town, Tortola British Virgin Islands		Series A Convertible Preferred Stock	5,178		0	51.8%	0%	-	-	51.0%
		Common Stock	0		5,100,330	-	-	0	51.0%	-

Xingfang Zhang (5) Zheng No.15, No.33 North Xinhua Road, Qiaodong District, Xingtai, Hebei Province, China		Series A Convertible Preferred Stock	2,945		0	29.5%	0%	-	-	29.0%
		Common Stock	0		2,900,825	-	-	0	29.0%	-

* Less than 1%
- N/A
(1) Common Stock shares have one vote per share.  Shares of Series A Convertible Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 985 shares of common stock upon the effectiveness of a planned 1-for-125 reverse split of our outstanding common stock.  Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock based on an assumed post 1-for-125 reverse split basis.

(2) Based on an option to purchase all of the shares of Merry Success Limited, a British Virgin Islands limited company, which owns 5,178 shares of Series A Convertible Preferred.  Chaojun Wang also serves as Chief Executive Officer and Director of Merry Success Limited.

(3) Such shares are owned by Belmont Partners, LLC, of which Mr. Meuse is a managing director.

(4) Jinhai Guo is the sole owner of Merry Success Limited, and has granted Chaojun Wang an option to purchase the entire ownership interest.

(5) Xingfang Zhang is the nephew of Chaojun Wang, our Chief Executive Officer and beneficially controlling shareholder.

SHARE EXCHANGE AND ACQUISITION OF LONGHAI STEEL

On March 26, 2010, the Company entered into and closed a Share Exchange Agreement (the “Share Exchange Agreement”) with Kalington Limited, a Hong Kong limited company (“Kalington”), its shareholders (the “Kalington Shareholders”), Goodwin Ventures, Inc. and Kalington’s affiliate, Xingtai Longhai Wire Co., Ltd., a People’s Republic of China (“PRC”) limited company (“Longhai”).  Pursuant to the Share Exchange Agreement, we acquired 100% of the issued and outstanding capital stock of Kalington in exchange for 10,000 shares of our Series A Convertible Preferred Stock (Series A Preferred Stock), which constituted 98.5% of our issued and outstanding capital stock on an as-converted to common stock basis.  As a result of our acquisition of Kalington, we now own all of the issued and outstanding capital stock of Kalington, which in turn owns all of the outstanding capital stock of Xingtai Kalington Consulting Service Co., Ltd. (“Kalington Consulting”).  In addition, we effectively and substantially control Longhai through a series of captive agreements with Kalington Consulting.

Contact Information

The Company is currently located at No. 1 Jingguang Road, Neiqiu County, Xingtai City, Hebei Province, People’s Republic of China. The Company’s phone number is (86) 0319-686-1111.

Kalington’s principal executive office is also located at No. 1 Jingguang Road, Neiqiu County, Xingtai City, Hebei Province, People’s Republic of China.  Kalington’s phone number is (86) 0319-686-1111.

Business Conducted

Prior to the Share Exchange, the Company was primarily in the business of providing prepaid long distance calling cards and other telecommunication products and was in the development stage and had not commenced planned principal operations.

Kalington is a holding company formed in Hong Kong that operates through its wholly owned operating subsidiary in China, Xingtai Longhai Wire Co., Ltd. (Longhai).  Longhai was established in August 2008 as a result of the separation of Longhai from Xingtai Longhai Steel Group Co., Ltd. (the “Longhai Steel Group”) at that time.  Prior to its establishment as a stand-alone company, Longhai was a division within the Longhai Steel Group.

Longhai’s principal business is the production of steel wire ranging from 6mm to 10mm in diameter.  It operates two wire production lines which have a combined annual capacity of approximately nine hundred thousand tons per year.  Its products are sold to a number of distributors who transport the wire to nearby wire processing facilities.  The wire is then further processed by third party wire refiners into a variety of products such as nails, screws, and wire mesh for use in reinforced concrete and fencing.

Terms of the Transaction

A brief description of the transaction

On March 26, 2010, we completed a reverse acquisition transaction through a share exchange with Kalington and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Kalington in exchange for 10,000 shares of our Series A Preferred Stock which constituted 98.5% of our issued and outstanding capital stock on a as-converted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Kalington became our wholly-owned subsidiary and the former shareholders of Kalington became our controlling stockholders.  The share exchange transaction with Kalington and the Shareholders, or Share Exchange, was treated as a reverse acquisition, with Kalington as the acquirer and Action Industries, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this Information Statement to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Kalington and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Kalington was owned by the following persons in the indicated percentages: William Hugh Luckman (3.51%); Wealth Index Capital Group LLC (a US company) (7.3%); K International Consulting Ltd. (a BVI company) (2.08%); Merrill King International Investment Consulting Ltd. (a BVI company) (0.31%); Shanchun Huang (3.12%); Xiucheng Yang (1.53%); Jianxin Wang (0.92%); Xingfang Zhang (29.45%); and Merry Success Limited (a BVI company) (51.78%).  Jinhai Guo, a U.S. citizen, owns 100% of the capital stock of Merry Success Limited.  Jinhai Guo and Chaojun Wang, our Chief Executive Officer, are the directors of Merry Success Limited.   On March 18, 2010, Chaojun Wang, our Chief Executive Officer, entered into a call option agreement (the “Merry Success Option Agreement”) with Jinhai Guo, the sole shareholder of Merry Success Limited, our principal shareholder after the reverse acquisition.  Under the Merry Success Option Agreement, Mr. Wang has the right to acquire up to 100% or the shares of Merry Success Limited for fixed consideration within the next three years.  The Merry Success Option Agreement also provides that Mr. Guo shall not dispose any of the shares of Merry Success Limited without Mr. Wang’s consent.  As a result of the Merry Success Option Agreement, Chaojun Wang, our Chief Executive Officer, beneficially owns a majority of the capital stock and voting power of Action Industries, Inc., as well as Longhai and the Longhai Steel Group.

Immediately following closing of the reverse acquisition of Kalington, certain Shareholders transferred 179 of the shares of Series A Convertible Preferred Stock issued to them under the Share Exchange to certain persons who provided services to Kalington’s subsidiary and/or controlled affiliate.

Upon the closing of the reverse acquisition, Inna Sheveleva, our sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as our director that will become effective on April 19, 2010.  In addition, our board of directors on March 25, 2010 increased the size of our board of directors to three directors and appointed Chaojun Wang, Jing Shen and Chaoshui Wang to fill the vacancies created by such increase, which appointments will become effective upon the effectiveness of the resignation of Inna Sheveleva.  In addition, our executive officers were replaced by Longhai’s executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Kalington, we now own all of the issued and outstanding capital stock of Kalington, which in turn owns all of the issued and outstanding capital stock of Kalington Consulting.  In addition, we effectively and substantially control Longhai through a series of captive agreements with Kalington Consulting.

Kalington was established in Hong Kong on November 5, 2009 to serve as an intermediate holding company.  Chaojun Wang and William Hugh Luckman currently serve as the directors of Kalington.  Kalington Consulting was established in the PRC on March 18, 2010.  Kalington currently owns 100% of Kalington Consulting.  On March 5, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Kalington Consulting by Kalington, a Hong Kong entity.  Chaojun Wang serves as the executive director of Kalington Consulting.

Longhai, our operating affiliate, was established in the PRC on August 26, 2008 as a division of the Longhai Steel Group for the purpose of engaging in the production of steel wire.  Chaojun Wang serves as the Chairman of the Board of Directors and General Manager of Longhai.  Chaojun Wang also owns 80% of the capital stock of and is the chief executive officer of the Longhai Steel Group.

On March 19, 2010, prior to the reverse acquisition transaction, Kalington Consulting and Longhai entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Longhai became Kalington Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)	A Consulting Services Agreement through which Kalington Consulting has the right to advise, consult, manage and operate Longhai and collect and own all of the net profits of Longhai;

(2)
an Operating Agreement through which Kalington Consulting has the right to recommend director candidates and appoint the senior executives of Longhai, approve any transactions that may materially affect the assets, liabilities, rights or operations of Longhai, and guarantee the contractual performance by Longhai of any agreements with third parties, in exchange for a pledge by Longhai of its accounts receivable and assets;

(3)
a Proxy Agreement under which the three owners of Longhai have vested their collective voting control over Longhai to Kalington Consulting and will only transfer their respective equity interests in Longhai to Kalington Consulting or its designee(s);

(4)	an Option Agreement under which the owners of Longhai have granted to Kalington Consulting the irrevocable right and option to acquire all of their equity interests in Longhai; and

(5)
an Equity Pledge Agreement under which the owners of Longhai have pledged all of their rights, titles and interests in Longhai to Kalington Consulting to guarantee Longhai’s performance of its obligations under the Consulting Services Agreement.

The Consideration Offered to Security Holders

The security holders of the Company received no consideration as a result of the Share Exchange.

The Reasons for Engaging in the Transaction

Action Industries, Inc. was originally incorporated under the laws of the State of Georgia on December 4, 1995. On March 14, 2008, the Georgia corporation was merged with and into a newly formed Nevada corporation also named Action Industries, Inc. and all of the outstanding shares of the Georgia corporation were exchanged for shares in the surviving Nevada corporation. Prior to our reverse acquisition of Kalington, Action Industries was primarily in the business of providing prepaid long distance calling cards and other telecommunication products and was in the development stage and had not commenced planned principal operations. The Company had incurred net losses of approximately $104,000 for the period from December 4, 1995 (inception) to December 31, 2009, an accumulated deficit, recurring losses, minimal revenues and required additional financing in order to finance its business activities on an ongoing basis.

Joseph Meuse was appointed as CEO of the Company on February 4, 2009. Mr. Meuse was asked to join the Company as CEO in order to assist the Company with identifying new business opportunities. During Mr. Meuse’s tenure as CEO of the Company there was no agreement regarding compensation between Mr. Meuse and the Company and the Company did not, and does not owe Mr. Meuse or any of his affiliates any compensation.  The Company did not at any time pay any compensation to Mr. Meuse or any of his affiliates for his service as an officer and director, or in connection with the reverse acquisition, or any other service provided by Mr. Meuse.

In December 2009, the Company began actively pursuing alternative business opportunities, including financings and reverse acquisitions and had discussions with various third parties. Joseph Meuse, the CEO of the Company, and Joseph Passalaqua, an affiliate of the Company, had a brief discussion in December 2009 regarding options for the Company and Kalington, Ltd., a company of which Mr. Meuse was a shareholder. Kalington was a profitable privately-owned company, while the Company had limited operations and lacked profitability. The conversation between Mr. Passalaqua and Mr. Meuse in December 2009 led to a follow up conversation in March 2010 between the two parties. As the parties’ discussions regarding their respective situations and the potential benefits of a transaction progressed, Mr. Meuse formally recused himself from representing the Company and ultimately resigned all of his positions with the Company on March 25, 2010 just prior to the Board formally considering the transaction. Mr. Meuse and his affiliates did not participate on behalf of the Company in the negotiations between the parties, nor did they participate in the vote of the board of directors to approve the transaction. The board was aware of the potential conflict of interest and the Company determined that it would be in its best interest to acquire the profitable operations of Kalington, Ltd while retaining its public company status. Through their legal counsel, the parties negotiated the acquisition agreements in March of 2010 and the transaction closed on March 26, 2010.  As a result of our reverse acquisition with Kalington, Action Industries is no longer a shell company and currently has active business operations. Our principal business is now the production of steel wire ranging from 6mm to 10mm in diameter.

Background of Parties Involved in the Reverse Acquisition

Longhai: onghai is our operating affiliate in the PRC.  Longhai was established in the PRC on August 26, 2008 as a division of the Longhai Steel Group for the purpose of engaging in the production of steel wire. Chaojun Wang owns 80% of the capital stock in Longhai. Longhai’s additional shareholders are Wealth Index International (Beijing) Investment Co., Ltd. (“Wealth Index”), with 15%, and Wenyi Chen, with 5%.

On March 11, 2009, Belmont Partners China, Ltd., an affiliate of Joseph Meuse, entered into an agreement (the “Belmont Investment Agreement”) with Longhai and Wealth Index, a minority shareholder of Longhai.  Under the Belmont Investment Agreement, Longhai agreed to accept as an investment by Belmont, Belmont’s agreement to pay for expenses to be incurred by Longhai in connection with making Longhai eligible for quotation on the over the counter bulletin board or listed on an exchange (including legal and accounting expenses incurred for this purpose) in exchange for a ten percent equity position in Longhai.

On March 19, 2010, prior to the reverse acquisition transaction, Kalington Consulting and Longhai entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Longhai became Kalington Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. As a result of the restructuring of Longhai into a controlled affiliate, Belmont’s 10% equity position in Longhai was converted into 8.58% of the ownership rights of Kalington, of which 3.51% was registered in the name of William Hugh Luckman, an affiliate of Belmont Partners China, Ltd. and Joseph Meuse, and 5.07% was transferred to Belmont from Wealth Index, a shareholder of Kalington.

Kalington and Kalington Consulting: Kalington was established in Hong Kong on November 5, 2009 to serve as an intermediate holding company. Kalington Consulting was established in the PRC on March 18, 2010. Kalington currently owns 100% of Kalington Consulting.

Immediately prior to the Share Exchange, the common stock of Kalington was owned by the following persons in the indicated percentages: William Hugh Luckman (3.51%); Wealth Index  (7.3%); K International Consulting Ltd. (2.08%); Merrill King International Investment Consulting Ltd. (0.31%); Shanchun Huang (3.12%); Xiucheng Yang (1.53%); Jianxin Wang (0.92%); Xingfang Zhang (29.45%); and Merry Success Limited (51.78%).

On March 26, 2010, the Company entered into and closed a Share Exchange Agreement with Kalington, its shareholders, Goodwin Ventures, Inc. and Kalington’s affiliate, Longhai. Pursuant to the Share Exchange Agreement, we acquired 100% of the issued and outstanding capital stock of Kalington in exchange for 10,000 shares of our Series A Convertible Preferred Stock, which constituted 98.5% of our issued and outstanding capital stock on an as-converted to common stock basis.

As a result of Belmont’s ten percent equity position in Longhai under the Belmont Investment Agreement, immediately following the Share Exchange Agreement, Belmont and its affiliates received 858 Series A Convertible Preferred Shares of the Company, 369 of which were registered in the name of Belmont, 179 of which were transferred to service providers of Kalington’s subsidiary and controlled affiliate (as payment to the service providers in accordance with Belmont’s obligations to Longhai pursuant to the Belmont Investment Agreement) and the remainder of which were transferred to various employees of Belmont.

Approval of the Share Exchange

The Share Exchange was approved by the Board of Directors of Action Industries, Inc. on March 25, 2010. Approval by the stockholders of Action Industries, Inc. of the Share Exchange was not required under applicable state and federal law.

Explanation of Any Material Differences in the Rights of Security Holders as a Result of the Transaction, if Material

Pursuant to the Share Exchange Agreement, we issued 10,000 shares of our Series A Preferred Stock, which constituted 98.5% of our issued and outstanding capital stock on an as-converted to common stock basis.  Each holder of Series A Preferred Stock is entitled to 123,125 votes per share.  The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock.  Holders of Series A Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Preferred Stock and modifying the rights of Series A Preferred Stock.

There are no other material differences in the rights of the stockholders of the Company as a result of the Share Exchange.

Brief statement as to the Accounting Treatment of the Share Exchange, if Material

The share exchange transaction with Kalington and the Shareholders, or Share Exchange, was treated as a reverse acquisition, with Kalington as the acquirer and Action Industries, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this Information Statement to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Kalington and its consolidated subsidiaries.

Because of the common control between Kalington, Kalington Consulting and Longhai, for accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

U.S. Federal Income Tax Consequences of the Share Exchange, if Material

The federal income tax consequences of the Share Exchange are not material.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained as a condition of the Share Exchange.

Reports, Opinions, Appraisals

No reports, opinions (other than opinions of counsel) or appraisals materially relating to the Share Exchange have been received from an outside party or are referred to in this Information Statement.

Past Contacts, Transactions or Negotiations

Joseph Meuse was appointed as CEO of the Company on February 4, 2009. Mr. Meuse was asked to join the Company as CEO in order to assist the Company with identifying new business opportunities.  In December 2009, the Company began actively pursuing alternative business opportunities, including financings and reverse acquisitions and had discussions with various third parties. Joseph Meuse, the CEO of the Company, and Joseph Passalaqua, an affiliate of the Company, had a brief discussion in December 2009 regarding options for the Company and Kalington, Ltd., a company of which Mr. Meuse was a shareholder. The conversation between Mr. Passalaqua and Mr. Meuse in December 2009 led to a follow up conversation in March 2010 between the two parties. As the parties’ discussions regarding their respective situations and the potential benefits of a transaction progressed, Mr. Meuse formally recused himself from representing the Company and ultimately resigned all of his positions with the Company on March 25, 2010 just prior to the Board formally considering the transaction. Mr. Meuse and his affiliates did not participate on behalf of the Company in the negotiations between the parties, nor did they participate in the vote of the board of directors to approve the transaction. Through their legal counsel, the parties negotiated the acquisition agreements in March of 2010 and the transaction closed on March 26, 2010.

INFORMATION OF THE COMPANY

Business Overview

Xingtai Longhai Wire Co., Ltd. (Longhai) was established in August 2008 as a result of the separation of Longhai from Xingtai Longhai Steel Group Co., Ltd. (the “Longhai Steel Group”) at that time.  Prior to its establishment as a stand-alone company, Longhai was a division within the Longhai Steel Group.  The Longhai Steel Group was founded in 2003.  Longhai is a leading producer of steel wire products in northeastern China.

Our principal business is the production of steel wire ranging from 6mm to 10mm in diameter.  We operate two wire production lines which have a combined annual capacity of approximately nine hundred thousand tons per year.  Our products are sold to a number of distributors who transport the wire to nearby wire processing facilities.  Our wire is then further processed by third party wire refiners into a variety of products such as nails, screws, and wire mesh for use in reinforced concrete and fencing.  Our facilities and head offices are located in the town of Xingtai in southern Hebei.

Our Corporate History and Background

Action Industries, Inc. was originally incorporated under the laws of the State of Georgia on December 4, 1995.  On March 14, 2008, the Georgia corporation was merged with and into a newly formed Nevada corporation also named Action Industries, Inc. and all of the outstanding shares of the Georgia corporation were exchanged for shares in the surviving Nevada corporation.  Prior to the reverse acquisition of Kalington, Action Industries was primarily in the business of providing prepaid long distance calling cards and other telecommunication products and was in the development stage and had not commenced planned principal operations.

As a result of our reverse acquisition of Kalington, we are no longer a shell company and active business operations were revived.

Acquisition of Kalington Limited

On March 26, 2010, we completed a reverse acquisition transaction through a share exchange with Kalington and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Kalington in exchange for 10,000 shares of our Series A Preferred Stock which constituted 98.5% of our issued and outstanding capital stock on a as-converted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Kalington became our wholly-owned subsidiary and the former shareholders of Kalington became our controlling stockholders.  The share exchange transaction with Kalington and the Shareholders, or Share Exchange, was treated as a reverse acquisition, with Kalington as the acquirer and Action Industries, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this Information Statement to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Kalington and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Kalington was owned by the following persons in the indicated percentages: William Hugh Luckman (3.51%); Wealth Index Capital Group LLC (a US company) (7.3%); K International Consulting Ltd. (a BVI company) (2.08%); Merrill King International Investment Consulting Ltd. (a BVI company) (0.31%); Shanchun Huang (3.12%); Xiucheng Yang (1.53%); Jianxin Wang (0.92%); Xingfang Zhang (29.45%); and Merry Success Limited (a BVI company) (51.78%).  Jinhai Guo, a U.S. citizen, owns 100% of the capital stock of Merry Success Limited.  Jinhai Guo and Chaojun Wang, our Chief Executive Officer, are the directors of Merry Success Limited.   On March 18, 2010, Chaojun Wang, our Chief Executive Officer, entered into a call option agreement (the “Merry Success Option Agreement”) with Jinhai Guo, the sole shareholder of Merry Success Limited, our principal shareholder after the reverse acquisition.  Under the Merry Success Option Agreement, Mr. Wang has the right to acquire up to 100% or the shares of Merry Success Limited for fixed consideration within the next three years.  The Merry Success Option Agreement also provides that Mr. Guo shall not dispose any of the shares of Merry Success Limited without Mr. Wang’s consent.  As a result of the Merry Success Option Agreement, Chaojun Wang, our Chief Executive Officer, beneficially owns a majority of the capital stock and voting power of Action Industries, Inc., as well as Longhai and the Longhai Steel Group.

Immediately following closing of the reverse acquisition of Kalington, certain Shareholders transferred 179 of the shares of Series A Convertible Preferred Stock issued to them under the Share Exchange to certain persons who provided services to Kalington’s subsidiary and/or controlled affiliate.

Upon the closing of the reverse acquisition, Inna Sheveleva, our sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as our director that will become effective on April 19, 2010.  In addition, our board of directors on March 25, 2010 increased the size of our board of directors to three directors and appointed Chaojun Wang, Jing Shen and Chaoshui Wang to fill the vacancies created by such increase, which appointments will become effective upon the effectiveness of the resignation of Inna Sheveleva.  In addition, our executive officers were replaced by Longhai’s executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Kalington, we now own all of the issued and outstanding capital stock of Kalington, which in turn owns all of the issued and outstanding capital stock of Kalington Consulting.  In addition, we effectively and substantially control Longhai through a series of captive agreements with Kalington Consulting.

Kalington was established in Hong Kong on November 5, 2009 to serve as an intermediate holding company.  Chaojun Wang and William Hugh Luckman currently serve as the directors of Kalington.  Kalington Consulting was established in the PRC on March 18, 2010.  Kalington currently owns 100% of Kalington Consulting.  On March 5, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Kalington Consulting by Kalington, a Hong Kong entity.  Chaojun Wang serves as the executive director of Kalington Consulting.

Longhai, our operating affiliate, was established in the PRC on August 26, 2008 as a result of the division of the Longhai Steel Group for the purpose of engaging in the production of steel wire.  Chaojun Wang serves as the Chairman of the Board of Directors and General Manager of Longhai.  Chaojun Wang also owns 80% of the capital stock of and is the chief executive officer of the Longhai Steel Group.

Longhai leases a five-story office space and the building which houses our production facilities from the Longhai Steel Group.  Longhai purchased 100% of its steel billet from the Longhai Steel Group until 2008. Since 2009, Longhai has purchased steel billet from third party vendors.  Steel Billet is the principal raw material used in our production of steel wire.  Longhai also purchases production utilities from the Longhai Steel Group.

On March 19, 2010, prior to the reverse acquisition transaction, Kalington Consulting and Longhai entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Longhai became Kalington Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)	A Consulting Services Agreement through which Kalington Consulting has the right to advise, consult, manage and operate Longhai and collect and own all of the net profits of Longhai;

(2)
an Operating Agreement through which Kalington Consulting has the right to recommend director candidates and appoint the senior executives of Longhai, approve any transactions that may materially affect the assets, liabilities, rights or operations of Longhai, and guarantee the contractual performance by Longhai of any agreements with third parties, in exchange for a pledge by Longhai of its accounts receivable and assets;

(3)
a Proxy Agreement under which the three owners of Longhai have vested their collective voting control over Longhai to Kalington Consulting and will only transfer their respective equity interests in Longhai to Kalington Consulting or its designee(s);

(4)	an Option Agreement under which the owners of Longhai have granted to Kalington Consulting the irrevocable right and option to acquire all of their equity interests in Longhai; and

(5)
an Equity Pledge Agreement under which the owners of Longhai have pledged all of their rights, titles and interests in Longhai to Kalington Consulting to guarantee Longhai’s performance of its obligations under the Consulting Services Agreement.

Because of the common control between Kalington, Kalington Consulting and Longhai, for accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong and Chinese subsidiaries and controlled affiliate. The chart below presents our corporate structure.

Our Growth Strategy

We believe that the market for high quality steel wire will continue to grow in the PRC.  The PRC has placed a temporary moratorium on new steel wire plant construction in an effort to encourage consolidation, therefore our expansion plan is to build capacity through the acquisition of facilities at attractive prices from competitors who lack our management experience and efficient labor force.  We plan to continue to improve margins through increased efficiencies in our production process.

We intend to pursue the following strategies to achieve our goal:

1)	Identify and acquire high quality producers at low valuations compared to earnings and assets to increase our market share.
2)	Expand operations to greater capitalize on economies of scale to produce at higher margins and leverage suppliers and producers for greater cost control.
3)	Expand downstream and capitalize on vertically integrated product synergies to capitalize on higher margins.

Our Products:

Our products are steel wires of diameters ranging in diameter from 6.5mm to 10mm. All our wires are manufactured in accordance to ISO9001-2000 quality management system standards, and those of 6.5mm in diameter meet national standard GB/700-88.   We ensure a low quantity of oxide in our wire to provide our downstream customers the highest quality wire for further processing.  Our end customers process the wire into a variety of end products vital to construction and infrastructure, including but not limited to nails, screws, wire mesh, and fencing.

Longhai Steel Wire Products coming off production line and loading onto transport trucks

Raw Materials

The principal raw material used in our products is steel billet. In 2009, steel billet accounted for more than 95% of our production costs.  We generally purchase billet only after a customer has made a wire order, and therefore avoid a large inventory of billet.  This insulates us from commodity price fluctuation risk associated with holding large quantities of raw materials.  We are generally able to pass higher costs due to fluctuations in raw material costs through directly to our customers.

Until 2008, we purchased 100% of our billet from the Longhai Steel Group.  The Longhai Steel Group is controlled by our CEO Chaojun Wang. Since 2009, Longhai has purchased steel billet from third party vendors. Our purchasing team monitors and tracks movements in steel billet prices daily and provides regular guidance to management to respond quickly to market conditions and aid in long term business planning.

Sales Channels

We sell our products to a number of distribution companies.  These companies are responsible for pickup and transport of our wire to nearby wire processors.  Our products are manufactured on an on-demand basis and we usually collect payment in advance.  This allows us to maintain a low inventory of both wire and billet, and protects us from exposure to commodity price volatility.  During the year ended December 31, 2009, our top five distributers accounted for 39% of our revenues.  In order to increase sales and be competitive in the market, we occasionally offer discounted wholesale prices to larger purchasers. Our sales efforts are directed toward developing long term relationships with customers who are able to purchase in large quantities.  We pride ourselves on our ability to meet our customers’ demand for high quality products, fast turnaround and timely delivery, and customer support.  We believe that our ability to consistently meet or exceed these standards is critical to our success and market share.  Our sales department currently has 20 full time employees.

Sales prices are set at the market price for wire on a daily basis.  Our customers generally prepay for their orders, and the final price may be adjusted to the market price on the day of manufacture and pick up.  We sometimes provide discounts to newer or larger customers at our discretion to encourage higher sales volumes.

We sell 100% of our products in the PRC.  Within China, the biggest market for our products is in Hebei Province, where approximately 80% of our products are sold.  The industrial area in and around the nearby city of Hengshui contains one of the largest collective wire processing capacities in the world.  Much our wire is distributed in this area for further processing.  Domestic economic growth is a demand driver of our products. More specifically, fixed asset investment in construction and infrastructure projects is the major macroeconomic driver of our growth.

Employees

The table below contains a breakdown of our current employees by department as of December 31, 2009:

Department	Staff
Management	10
Administrative	12
Accounting	14
Sales	20
Production	402
Total	458

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities for our operations in the PRC.  According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees and to pay them no less than local minimum wage.

Intellectual Property Rights

We protect our intellectual property primarily by maintaining strict control over the use of production processes.  All our employees, including key employees and engineers, have signed our standard form of labor contracts, pursuant to which they are obligated to hold in confidence any of our trade secrets, know-how or other confidential information and not to compete with us.  In addition, for each project, only the personnel associated with the project have access to the related intellectual property.  Access to proprietary data is limited to authorized personnel to prevent unintended disclosure or otherwise using our intellectual property without proper authorization.  We will continue to take steps to protect our intellectual property rights.

Our Facilities and Property

Our facilities are in located in Xingtai, Hebei.  We lease a 5 story office space and the building which our production facilities occupy from the Longhai Steel Group.  In total, the area covered by our facilities is more than 107,000 square meters.  The production facilities include a fifth generation Morgan steel rolling mill.  We utilize a double chamber heating furnace which feeds one coarse and one intermediate rolling mill, and then splits into two wire production lines arranged in a Y-shaped layout.  We believe our rolling and drawing facilities are among the most advanced in the world.  We have a capacity of approximately nine hundred thousand metric tons of wire per year.

Longhai Facilities:

Competition

Competition within the steel industry in the PRC is intense.  There is an estimated capacity of 600MMT of steel capacity in China.  Our competitors range from small private enterprises to extremely large state owned enterprises.  Our operating subsidiary, Longhai, is located in Xingtai, Hebei.  Hebei is the largest producer of steel by province in the PRC, therefore we are located near to numerous wire facilities.  We are the largest non state owned steel wire manufacturer in Hebei.

The table below details our major competitors:

Company	Production Lines	Est. Capacity	Line Speed (m/s)	Ownership
Xingtai Steel Company	2	2MMT	90	State Owned
Hebei Xinjin Company	1	0.5MMT	90	Private
Wuan Minglao Steel Company	1	0.5MMT	75	Private
Yongnian Jianfa Company	1	0.3MMT	49	Private

In comparison, we operate two production lines with a combined yearly capacity of nine hundred thousand metric tons, line speed of 90 meters per second and the most advanced production equipment on the market.

Private steel product manufacturers in China generally focus on low-end products. Many of our competitors are significantly smaller than we are and use outdated equipment and production techniques .  Due to our high quality equipment, economies of scale and management experience, we produce steel wire at higher efficiencies and lower   prices than these competitors.  The larger state owned enterprises with whom we compete often have oversized, unionized labor forces and associated pension and healthcare liabilities and cannot match our production efficiency.  We distinguish ourselves in the market based on our extremely fast turnaround, high quality and low prices.

Regulation

Because our principal operating subsidiary, Longhai, is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time, for our operations in the PRC.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On March 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an earned income tax, or EIT, rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax. The New EIT Law and its implementing rules impose a unified EIT rate of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

The New EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Kalington Consulting is considered an FIE and is directly held by our subsidiary Kalington in Hong Kong. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to Kalington by Kalington Consulting, but this treatment will depend on our status as a non-resident enterprise.

Environmental Matters

Our manufacturing facilities are subject to various pollution control regulations with respect to noise, water and air pollution and the disposal of waste and hazardous materials. We are also subject to periodic inspections by local environmental protection authorities. Our operating controlled affiliate Longhai has received certifications from the relevant PRC government agencies in charge of environmental protection indicating that their business operations are in material compliance with the relevant PRC environmental laws and regulations. We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

Insurance

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Kalington

Overview

Longhai was established in 2008 and we began production of steel wire through our predecessor entity the Longhai Steel Group in 2008.  We are a leading producer of steel wire products in northeastern China.  Demand for our steel wire is driven primarily by spending in the construction and infrastructure industries.  We have benefited from strong fixed asset investment and construction growth as the PRC has rapidly grown increasingly urbanized and invested in modernizing its infrastructure.

Our principal business is the production of steel wire ranging from 6mm to 10mm in diameter.  We operate two wire production lines which have a combined annual capacity of approximately nine hundred thousand tons per year.  Our products are sold to a number of distributors who transport the wire to nearby wire processing facilities.  Our wire is then further processed by third party wire refiners into a variety of products such as nails, screws, and wire mesh for use in reinforced concrete and fencing.  Our facilities and head offices are located in the town of Xingtai in southern Hebei.

Recent Developments

Acquisition of Kalington

On March 26, 2010, we completed a reverse acquisition transaction through a share exchange with Kalington and its shareholders (the Shareholders), whereby we acquired 100% of the issued and outstanding capital stock of Kalington in exchange for 10,000 shares of our Series A Preferred Stock, which constituted 98.5% of our issued and outstanding capital stock on an -as-converted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Kalington became our wholly-owned subsidiary and the former shareholders of Longhai became our controlling stockholders. The share exchange transaction with Kalington and the Shareholders was treated as a reverse acquisition, with Kalington as the acquirer and Action Industries, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this Information Statement to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Kalington and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Kalington was owned by the following persons in the indicated percentages: William Hugh Luckman (3.51%); Wealth Index Capital Group LLC (a US company) (7.3%); K International Consulting Ltd. (a BVI company) (2.08%); Merrill King International Investment Consulting Ltd. (a BVI company) (0.31%); Shanchun Huang (3.12%); Xiucheng Yang (1.53%); Jianxin Wang (0.92%); Xingfang Zhang (29.45%); and Merry Success Limited (a BVI company) (51.78%).  Jinhai Guo, a U.S. citizen, owns 100% of the capital stock of Merry Success Limited.  Jinhai Guo and Chaojun Wang, our Chief Executive Officer, are the directors of Merry Success Limited.   On March 18, 2010, Chaojun Wang, our Chief Executive Officer, entered into a call option agreement (the “Merry Success Option Agreement”) with Jinhai Guo, the sole shareholder of Merry Success Limited, our principal shareholder after the reverse acquisition.  Under the Merry Success Option Agreement, Mr. Wang has the right to acquire up to 100% or the shares of Merry Success Limited for fixed consideration within the next three years.  The Merry Success Option Agreement also provides that Mr. Guo shall not dispose any of the shares of Merry Success Limited without Mr. Wang’s consent.  As a result of the Merry Success Option Agreement, Chaojun Wang, our Chief Executive Officer, beneficially owns a majority of the capital stock and voting power of Action Industries, Inc., as well as Longhai and the Longhai Steel Group.

Immediately following closing of the reverse acquisition of Kalington, certain Shareholder transferred 179 of the shares issued to them under the Share Exchange to certain persons who provided services to Kalington’s subsidiary and/or controlled affiliate.

Upon the closing of the reverse acquisition, Inna Sheveleva, our sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as our director that will become effective on April 19, 2010.  In addition, our board of directors on March 25, 2010 increased the size of our board of directors to three directors and appointed Chaojun Wang, Jing Shen and Chaoshui Wang to fill the vacancies created by such increase, which appointments will become effective upon the effectiveness of the resignation of Inna Sheveleva.  In addition, our executive officers were replaced by Longhai’s executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Kalington, we now own all of the issued and outstanding capital stock of Kalington, which in turn owns all of the issued and outstanding capital stock of Kalington Consulting.   In addition, we effectively and substantially control Longhai through a series of captive agreements with Kalington Consulting.

Kalington was established in Hong Kong on November 5, 2009 to serve as an intermediate holding company. Chaojun Wang and William Hugh Luckman currently serve as the directors of Kalington.  Kalington Consulting was established in the PRC on March 18, 2010.  Kalington currently owns 100% of Kalington Consulting.  On March 5, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Kalington Consulting by Kalington, a Hong Kong entity.  Chaojun Wang serves as the executive director of Kalington Consulting.

Longhai, our operating affiliate, was established in the PRC on August 26, 2008 as a result of the division of the Longhai Steel Group for the purpose of engaging in the production of steel wire.  Chaojun Wang serves as the Chairman of the Board of Directors and General Manager of Longhai.  Chaojun Wang also owns 80% of the capital stock of and is the chief executive officer of the Longhai Steel Group.

Longhai leases a five-story office space and the building which houses our production facilities from the Longhai Steel Group.  Until 2008, Longhai purchased 100% of its steel billet from the Longhai Steel Group.  Since 2009, Longhai has purchased steel billet from third party vendors. Steel Billet is the principal raw material used in our production of steel wire.  Longhai also purchases production utilities from the Longhai Steel Group.

On March 19, 2010, prior to the reverse acquisition transaction, Kalington Consulting and Longhai entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Longhai became Kalington Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)	A Consulting Services Agreement through which Kalington Consulting has the right to advise, consult, manage and operate Longhai and collect and own all of the net profits of Longhai;

(2)
an Operating Agreement through which Kalington Consulting has the right to recommend director candidates and appoint the senior executives of Longhai, approve any transactions that may materially affect the assets, liabilities, rights or operations of Longhai, and guarantee the contractual performance by Longhai of any agreements with third parties, in exchange for a pledge by Longhai of its accounts receivable and assets;

(3)
a Proxy Agreement under which the three owners of Longhai have vested their collective voting control over Longhai to Kalington Consulting and will only transfer their respective equity interests in Longhai to Kalington Consulting or its designee(s);

(4)	an Option Agreement under which the owners of Longhai have granted to Kalington Consulting the irrevocable right and option to acquire all of their equity interests in Longhai; and

(5)
an Equity Pledge Agreement under which the owners of Longhai have pledged all of their rights, titles and interests in Longhai to Kalington Consulting to guarantee Longhai’s performance of its obligations under the Consulting Services Agreement.

Because of the common control between Kalington, Kalington Consulting and Longhai, for accounting purposes, the acquisitions of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

•
Growth in the Chinese Economy - We operate our facilities in China and derive almost all of our revenues from sales to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses. China has experienced significant economic growth, achieving a compound annual growth rate of over 10% in gross domestic product from 1996 through 2008. China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession. However, China has not been entirely immune to the global economic slowdown and is experiencing a slowing of its growth rate.

•
Supply and Demand in the Steel Market – We are subject to macroeconomic factors dictating the supply and demand of steel and wire in the PRC.  Steel commodity prices have been volatile in the past, and while they have stabilized since the first quarter of 2009, our revenues and earnings could be dramatically affected by increases and decreases in raw material and wire costs.

•
Infrastructure and Construction Growth – We have in the past benefited from strong growth in fixed asset investment in roads, residential and commercial construction, bridges and other fundamental infrastructure and construction projects in the PRC.  As the Chinese economy matures and develops, while we expect this growth to slow and fixed asset investment to fall as a percentage of GDP, we still believe demand for our products will remain strong.

Taxation

United States and Hong Kong

We are subject to United States tax at a tax rate of 34%. No provision for income taxes in the United States has been made as we have no income taxable in the United States.

Kalington is incorporated in Hong Kong and is subject to Hong Kong profits tax.

People’s Republic of China

Income Taxes:

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. There was no deferred tax asset or liability for the years ended December 31, 2009 and 2008.  The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% and 33% on income reported in the statutory financial statements after appropriated tax adjustments in 2009 and 2008, respectively.

Value Added Taxes:

The Company is subject to value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes which are determined to be late or deficient.  According to PRC tax laws, any potential tax penalty payable on late or deficient payments of this tax could be between zero and five times the amount of the late or deficient tax payable,, and will be expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due.  As of December 31, 2008 and 2009, the Company accrued zero and $1,328,830, respectively, of unpaid value-added taxes.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will punctually adjust our effective income tax rate when necessary.

Results of Operations

Comparison of Twelve Months Ended December 31, 2009 and December 31, 2008

The following table sets forth key components of our results of operations during the twelve month periods ended December 31, 2009 and 2008, both in dollars and as a percentage of our net sales. As the reverse acquisition of Kalington was entered into after December 31, 2009 and during the periods indicated Longhai was the only entity in our combined business that had operations, the results of operations below refer only to that of Longhai.

	Twelve Months Ended		Twelve Months Ended
	31-Dec-09		31-Dec-08
		% Net		% Net
	Amount	Sales	Amount	Sales
Net Sales	$373,660,461	100.0%	$511,487,983	100.0%
Cost of sales	356,833,041	95.5%	492,792,919	96.3%
Gross profit	16,827,420	4.5%	18,695,064	3.7%
SG&A Expenses	1,114,016	0.3%	798,083	0.2%
Operating Income	15,713,404	4.2%	17,896,981	3.5%
Other income & interest expense	(116,591)	0.0%	(111,161)	0.0%
Income Before Income Taxes	15,596,813	4.2%	17,785,820	3.5%
Income taxes	3,899,203	1.0%	4,446,455	0.9%
Net income	$11,697,610	3.1%	$13,339,365	2.6%

Net Sales .. Our net sales decreased to $373,660,461 in the twelve months ended December 31, 2009 from $511,487,983 in the same period in 2008, representing a 26.9% decrease year-on-year. This decrease was mainly due to a sharp decline in commodity prices, namely steel and steel wire.  We had no change in operating capacity year over year, and we operated at nearly full capacity for both 2008 and 2009, producing 859MMT of wire in 2008 and 848MMT in 2009.  The graph below shows the (unaudited) average sales price steel wire versus the purchase price we experienced in the marketplace for the past two years:

Steel wire sales prices fell 45% from a high of 5,133 RMB/MT in June of 2008 to a low of 2,802 RMB/MT in March of 2009.  Our average purchase price for steel billet reached a peak in May 2008 at 4,766 RMB/MT and bottomed in March of 2009 2,540 RMB/MT, a decline of 46.7%.  Throughout this period of intense volatility we were able maintain positive margins throughout every fiscal quarter due to our inventory systems and controls and sales model.

Cost of Sales . Our cost of sales decreased to $ 356,833,041 in the twelve months ended December 31, 2009 from $ 492,792,919 in the same period in 2008. The cost of goods sold per sales ratio changed from 96.3% to 95.5%, mainly due to greater efficiencies in our cost control.

Gross Profit and Gross Margin . Our gross profit decreased from $ 18,695,064 in 2008 to $ 16,827,420 in the twelve months ended December 31, 2009. Gross profit margins as a percentage of net revenue were up 1.2% to 4.7% in 2009 from 3.5% for the twelve months ended December 31, 2008. The increase in the gross margin was primarily due to greater efficiencies in our production and lower volatility in the steel and steel wire market.

Selling, General and Administrative Expenses . Our selling, general and administration increased to $ 1,114,016 in the twelve months ended December 31, 2009 from $ 798,083 in the same period in 2008. This increase was, as a percentage of sales, an increase of 0.1%.

Other Income . Other income remained at roughly the same level over the two year period, at $(116,591) for 2009 and $(111,161) in 2008.

Income Before Income Taxes . Our income before income taxes decreased to $ 15,596,813 in the twelve months ended December 31, 2009 from $ 17,785,820 in the same period in 2008. This decrease was mainly due to the change in commodity prices discussed above.

Income Taxes . Income tax fell to $ 3,899,203 in the twelve months ended December 31, 2009 from $ 4,446,455 in the same period in 2008. The decrease was due to a decrease in income, as our income tax rate remained constant at 25%.

Net Income .. In the twelve months ended December 31, 2009, we generated a net income of $ 11,697,610 , a decrease of 12% from $ 13,339,365 in the same period in 2008.

Liquidity and Capital Resources

As of December 31, 2009, we had cash and cash equivalents of $115,510, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this Information Statement. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

	Twelve months Ended
	December 31,
	2009	2008
Net cash provided by operating activities	$30,776,570	$2,607,070
Net cash used in investing activities	(29,565,474)	-
Net cash used in financing activities	(1,468,253)	(2,449,545)
Effects of Exchange Rate Change in Cash	8,764	206,378
Net (Decrease) Increase in Cash and Cash Equivalents	(248,393)	363,903
Cash and Cash Equivalent at Beginning of the Year	363,903	-
Cash and Cash Equivalent at End of the Year	115,510	363,903

Operating activities

Net cash used in operating activities was $30,776,570 for the twelve months ended December 31, 2009, as compared to $2,607,070 for the same period in 2008. The increase in net cash, apart from our profit, was provided by prepayments from our customers.

Investing activities

Net cash used in investing activities for the twelve months ended December 31, 2009 was $(29,565,474), as compared to $0 net cash used in investing activities during the same period of 2008. This amount was mainly due to the advances made to affiliates.

Financing activities

Net cash used in financing activities for the twelve months ended December 31, 2009 was $(1,468,253), as compared to $(2,449,545) net cash used in financing activities during the same period of 2008. These amounts are mainly due to repayments made on loans to the related parties.

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources, to meet our expected capital expenditure and working capital for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

We may experience seasonal fluctuations in our revenue in some regions in the PRC, but our main exposure is to the business cycle for steel in the PRC.  Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements.

Significant Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition

Retail sales are recognized at the point of sale to customers, are recorded net of estimated returns, and exclude value added tax (“VAT”). Wholesales to its contracted customers are recognized as revenue at the time the product is shipped and title passes to the customer on an FOB shipping point basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those estimates.

Accounts Receivable

Accounts receivable consists of unpaid balances due from the whole-sale customers. Such balances generally are cleared in the subsequent month when the whole-sale customers place another order. The Company does not provide an allowance for doubtful accounts because the Company has not experienced any credit losses in collecting these amounts from whole-sale customers.

Impairment of Long-Lived Assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value. There was no impairment of long-lived assets for the years ended December 31, 2008 and 2007.

Inventories

Merchandise inventories are stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  Our reserve requirements generally increase as our projected demand requirements; or decrease due to market conditions and product life cycle changes.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Comprehensive Income

The Company has adopted the provisions of ASC 220 “Reporting Comprehensive Income” which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.

ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company’s other comprehensive income arose from the effect of foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional currency is Chinese currency Renminbi (“RMB”) and its reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. Exchange gains or losses on transaction are included in earnings.

The financial statements of the Company are translated into United States dollars in accordance with the provisions of ASC 830 “Foreign Currency Matters”, using the year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2009 and 2008, the cumulative translation adjustment of $806,818 and $752,334 were classified as an item of accumulated other comprehensive income in the shareholders’ equity section of the balance sheet respectively. For the years ended December 31, 2009, 2008 and 2007, other comprehensive income was $54,484, $521,483 and $230,851, respectively.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141R (Now included in ASC 805), “Business Combinations” which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and for disclosure to enable evaluation of the nature and financial effects of the business combination. The Company adopted this standard as of January 1, 2009 and does not expect it to have an impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160 (Now ASC 810-10), "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. ASC 810-10 introduces significant changes in the accounting and reporting for business acquisitions and noncontrolling interest in a subsidiary. ASC 810-10 also changes the accounting and reporting for the deconsolidation of a subsidiary. Companies are required to adopt the new standard for fiscal years beginning after January 1, 2009. The Company adopted this standard effectively January 1, 2009 and does not expect it to have an impact on the Company’s financial statements.

Effective July 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (Now ASC 820), which provides guidance on how to measure assets and liabilities that use fair value. ASC 820 applies whenever another U.S. GAAP standard requires (or permits) measurement of assets or liabilities at fair value, but does not expand the use of fair value to any new circumstances. The Company also adopted FASB Staff Position ("FSP") No.FAS 157-2, which allows the Company to partially defer the adoption of ASC820. This FSP defers the effective date of ASC 820 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Nonfinancial assets and nonfinancial liabilities include all assets and liabilities other than those meeting the definition of a financial asset or financial liability as defined in paragraph 6 of Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The adoption of ASC 820 had no impact on our financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (Now ASC 855), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. ASC 855 is effective for interim and annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Update No. 2009-01, Generally Accepted Accounting Principles (ASU 2009-01). ASU 2009-01 establishes “The FASB Accounting Standards Codification,” or Codification, which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. On the effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non grandfathered non-SEC accounting literature not included in the Codification will become non authoritative. ASU 2009-01 is effective for interim and annual periods ending after September 15, 2009. The Company will adopt the provisions of ASU 2009-01 for the period ended September 30, 2009. There will be no impact on the Company’s operating results, financial position or cash flows.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

Action

COSTS RELATED TO OUR OPERATION
THE YEAR ENDED DECEMBER 31, 2009 COMPARED TO THE YEAR ENDED DECEMBER 31, 2008

REVENUES

Our total revenue increased by $10 or less than approximately 1%, from $2,635 in the year ended December 31, 2008 to $2,645 in the year ended December 31, 2009. This increase was attributable to a slightly higher demand from our customers for our products and higher sales during the year ended December 31, 2009 over the same period in 2008.

COSTS OF SALES

Our overall cost of sales increased by $13 or approximately less than 1%, from $3,084 in the year ended December 31, 2008 to $3,097 in the year ended December 31, 2009. Depreciation expense neither increased nor decreased. The total depreciation was $1,475 for both years 2008 and 2009 respectively. We own telephone equipment which provides a service for a number of years. The term of service is commonly referred to as the "useful life" of the asset. Because an asset such as telephone equipment or motor vehicle is expected to provide service for many years, it is recorded as an asset, rather than an expense, in the year acquired. A portion of the cost of the long-lived asset is reported as an expense each year over its useful life and the amount of the expense in each year is determined in a rational and systematic manner.

OPERATION AND ADMINISTRATIVE EXPENSES

Operating expenses increased by $12,042 or approximately 79% from $15,177 in the year ended December 31, 2008 to $27,219 in the year ended December 31, 2009. Professional fees increased by $13,817 when comparing the year ended December 30, 2008 and December 31, 2009. These are fees we pay to accountants and bookkeepers throughout the year for performing various tasks. General and Administrative expenses, made up primarily of office expense, and postage and delivery expense decreased by $77 when comparing the same period in 2008 and 2009.  Outside Services, made up primarily of stock transfer fees increased by $486 comparing the same period in 2008 and 2009. Travel expense decreased by $2,184 when comparing the same period in 2008 and 2009. The bulk of the expense in 2009 was used for accounting and bookkeeping services.

GOING CONCERN QUALIFICATION

In their Independent Auditor's Report for the fiscal year ending December 31, 2009, Robison, Hill & Co. states that we have incurred annual losses since inception raising substantial doubt about our ability to continue as a going concern.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2009, the Company had net equipment, phone card inventory, and cash assets of $3,931.  At December 31, 2009 the Company had total liabilities of $76,043.  This includes a Shareholder Note Payable in the amount of $75 that is accruing simple interest at a rate of 18%, a Convertible Shareholder Note Payable in the amount of $49,229 that is accruing simple interest at a rate of 8%, accounts payable in the amount of $20,880, and a Related Party payable in the amount of $4,735 that is non-interest bearing. Both the Shareholder Note Payable and the Convertible Shareholder Note Payable are payable upon demand. The current interest outstanding is $992 related to the Shareholder Note Payable and the Convertible Shareholder Note Payable.

CASH FLOW

Our primary sources of liquidity have been cash from operations and shareholder loans.

WE MAY HAVE TO DISCONTINUE OPERATIONS

If we are unable to achieve or sustain profitability, or if operating losses increase in the future, we may not be able to remain a viable company and may have to discontinue operations. Our expenses have historically exceeded our revenues and we have had losses in all fiscal years of operation, including those in the fiscal years of 2008 and 2009.

The Company has experienced a cumulative loss of $(104,112) since inception to December 31, 2009. Our net losses were $(31,647) and $(18,111) for the years ended December 31, 2009 and December 31, 2008 respectively and the losses are projected to continue in 2010. We have been concentrating on the development of our products, services and business plan. There is no assurance that we will be successful in implementing our business plan or that we will be profitable now or in the future.

COMMON STOCK

We are authorized to issue 100,000,000 shares of Common Stock, with a par value of $0.001. There are 11,300,000 shares of Common Stock issued and outstanding as of December 31, 2009. All shares of common stock have one vote per share on all matters including election of directors, without provision for cumulative voting. The common stock is not redeemable and has no conversion or preemptive rights. The common stock currently outstanding is validly issued, fully paid and non- assessable. In the event of liquidation of the Company, the holders of common stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and preferred shareholders, if any. The holders of common stock of the Company are entitled to equal dividends and distributions per share with respect to the common stock when, as and if, declared by the board of directors from funds legally available.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "ACTN". The closing price of our common stock, as reported by the OTC Bulletin Board on December 31, 2009, was $0.02.
National Association of Securities Dealers OTC Bulletin Board*

Quarter End	High	Low
December 31, 2008	.05	.05
March 31, 2009	.01	.01
June 30, 2009	.03	.03
September 30, 2009	.08	.08
December 31, 2009	.02	.02

*Over-the-counter market quotations reflects high and low bid quotations and inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders

As of March 19, 2010 there were approximately 464 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form. Before the Share Exchange, Kalington had nine stockholders of record.

Dividends

In the past, neither Action nor Kalington have distributed earnings to shareholders. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Before the Share Exchange, Longhai paid dividends to its stockholders. Substantially all of our revenues are earned by Longhai or Kalington Consulting, our PRC controlled affiliate and subsidiary, respectively. PRC regulations restrict the ability of our PRC affiliate and subsidiary to make dividends and other payments to their offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary and affiliate only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary and affiliate are also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary and affiliate to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

UNREGISTERED SALES OF EQUITY SECURITIES

On March 26, 2010, we issued 10,000 shares of our Series A Preferred Stock to the shareholders of Kalington. The total consideration for the 10,000 shares of our Series A Preferred Stock was 10,000 ordinary shares of Kalington, which is all the issued and outstanding capital stock of Kalington. The number of our shares issued to the shareholders of Kalington was determined based on an arms-length negotiation. The issuance of our shares to the shareholders of Kalington was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On March 26, 2010, we issued 7,450,000 shares of our Common Stock to Goodwin Ventures, Inc. in consideration for Goodwin Ventures, Inc. paying off approximately $90,000 in liabilities of Action Industries, Inc. immediately prior to the Share Exchange. The issuance of our shares to Goodwin Ventures, Inc. was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

We issued securities in reliance upon Rule 506 of Regulation D of the Securities Act. These shareholders who received the securities in such instances made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 985 shares of common stock upon the effectiveness of a planned 1-for-125 reverse split of our outstanding common stock. Upon the Reverse Split, the 10,000 outstanding shares of Series A Preferred Stock will automatically convert into 9,850,000 shares of common stock, which will constitute 98.5% of the outstanding common stock of subsequent to the Reverse Split.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

As a result of the closing of the reverse acquisition with Kalington, immediately after the Share Exchange the former shareholders of Kalington owned 0% of the total outstanding shares of our common stock, 100% of the total outstanding shares of our Series A Preferred Stock, and 98.5% of the total voting power of all our outstanding voting securities.

Immediately prior to the Share Exchange, the common stock of Kalington was owned by the following persons in the indicated percentages: William Hugh Luckman (3.51%); Wealth Index Capital Group LLC (a US company) (7.3%); K International Consulting Ltd. (a BVI company) (2.08%); Merrill King International Investment Consulting Ltd. (a BVI company) (0.31%); Shanchun Huang (3.12%); Xiucheng Yang (1.53%); Jianxin Wang (0.92%); Xingfang Zhang (29.45%); and Merry Success Limited (a BVI company) (51.78%). Jinhai Guo, a U.S. citizen, owns 100% of the capital stock of Merry Success Limited. Jinhai Guo and Chaojun Wang, our Chief Executive Officer, are the directors of Merry Success Limited. On March 18, 2010, Chaojun Wang, our Chief Executive Officer, entered into a call option agreement (the “Merry Success Option Agreement”) with Jinhai Guo, the sole shareholder of Merry Success Limited, our principal shareholder after the reverse acquisition. Under the Merry Success Option Agreement, Mr. Wang has the right to acquire up to 100% or the shares of Merry Success Limited for fixed consideration within the next three years. The Merry Success Option Agreement also provides that Mr. Guo shall not dispose any of the shares of Merry Success Limited without Mr. Wang’s consent. As a result of the Merry Success Option Agreement, Chaojun Wang, our Chief Executive Officer, beneficially owns a majority of the capital stock and voting power of Action Industries, Inc., as well as Longhai and the Longhai Steel Group.

Immediately following closing of the reverse acquisition of Kalington, certain Shareholders transferred 179 of the shares of Series A Convertible Preferred Stock issued to them under the Share Exchange to certain persons who provided services to Kalington’s subsidiary and/or controlled affiliate.

Upon the closing of the reverse acquisition, Inna Sheveleva, our sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as our director that will become effective on April 19, 2010. In addition, our board of directors on March 25, 2010 increased the size of our board of directors to three directors and appointed Chaojun Wang, Jing Shen and Chaoshui Wang to fill the vacancies created by such increase, which appointments will become effective upon the effectiveness of the resignation of Inna Sheveleva. In addition, our executive officers were replaced by Longhai’s executive officers upon the closing of the reverse acquisition.

As a result of our acquisition of Kalington, we now own all of the issued and outstanding capital stock of Kalington, which in turn owns all of the issued and outstanding capital stock of Kalington Consulting. In addition, we effectively and substantially control Longhai through a series of captive agreements with Kalington Consulting.

FINANCIAL INFORMATION

Filed herewith are the following financial statements:

1. Audited consolidated financial statements of Kalington Limited and subsidiaries for the fiscal years ended December 31, 2009 and 2008.

2. Audited consolidated financial statements of Action Industries, Inc. (A Development Stage Company) for the fiscal years ended December 31, 2009 and 2008.

3. Unaudited pro forma condensed consolidated financial information of Kalington Limited and its subsidiaries for the requisite periods.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Kalington Limited Hong Kong, PRC

We have audited the accompanying balance sheets of Kalington Limited (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2009, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements of the Company referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years ended December 31, 2009, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas

March 26, 2010

KALINGTON LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 & 2008

	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$115,510	$363,903
Accounts receivable, net	19,009	-
Inventory, net	2,393,159	2,107,701
Advance to suppliers	15,663,763	23,873,721
Tax receivable	1,579,933	-
Other current assets	2,799	64,194
Due from related parties	42,290,438	-
Total current assets	62,064,611	26,409,519

Property, plant and equipment, net	26,680,244	29,355,329

Other assets	-	30,343
TOTAL ASSETS	$88,744,855	$55,795,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,536,226	$6,128,116
Unearned revenue	33,245,360	17,913,926
Income tax payable	2,325,984	656,972
Accrued liabilities	5,169,708	7,245,557
Current deferred tax liabilities	1,172,181	169,639
Short-term debt - related party	-	4,214,758

Total current liabilities	57,449,459	36,328,968

Non-current deferred tax liabilities	190,351	113,272
TOTAL LIABILITIES	57,639,810	36,442,240
Commitments and contingencies	$-	$-

STOCKHOLDERS’ EQUITY
Common Stock (par value $0.13 per share 10,000 shares authorized, 1,000 shares issued and outstanding at December 31, 2009 and 2008)	129	129
Additional paid-in capital	2,664,762	2,664,762
Accumulated other comprehensive income	806,818	752,334
Retained earnings	27,633,336	15,935,726

TOTAL STOCKHOLDERS’ EQUITY	31,105,045	19,352,951
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$88,744,855	$55,795,191

The accompanying notes are an integral part of these consolidated financial statements.

KALINGTON LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 & 2007

	The Year Ended December 31
	2009	2008	2007

Revenue	$373,660,461	$511,487,983	$238,644,939
Cost of revenue	(356,833,041)	(492,792,919)	(234,180,486)

Gross profit	16,827,420	18,695,064	4,464,453
Operating expenses:
General and administrative expenses	(1,114,016)	(798,083)	(476,507)
Impairment loss on assets		-	(20,632)

Income from operations	15,713,404	17,896,981	3,967,314
Interest income	3,301	806	-
Interest expense	(85,422)	(84,199)	(121,417)
Other expenses	(34,470)	(27,768)	(22,456)
Total other income and expenses	(116,591)	(111,161)	(143,873)

Income before income taxes	15,596,813	17,785,820	3,823,441

Income tax expense	(3,899,203)	(4,446,455)	(1,227,080)

Net income	$11,697,610	$13,339,365	$2,596,361

Net Income per share – basic and diluted	$11,698	$13,339	$2,596

Weighted average shares outstanding – basic and diluted	1,000	1,000	1,000

Comprehensive Income
Net income	$11,697,610	$13,339,365	$2,596,361
Other comprehensive income	54,484	521,483	230,851
Comprehensive income	$11,752,094	$13,860,848	$2,827,212

The accompanying notes are an integral part of these consolidated financial statements.

KALINGTON LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 & 2007

	Shares	Common Stock	Additional Paid-in Capital	Other comprehensive income	Retained earnings	Total
Balance January 1, 2007	100	$129	1,790,725	$-	$-	$1,790,854
Foreign Currency Translation		-		230,851	-	230,851
Net income		-		-	2,596,361	2,596,361
Balance December 31, 2007	100	$129	$1,790,725	$230,851	$2,596,361	$4,618,066
Contributed capital			874,037			874,037
Foreign Currency Translation		-		521,483	-	521,483
Net income		-		-	13,339,365	13,339,365
Balance December 31, 2008	100	$129	$2,664,762	$752,334	$15,935,726	$19,352,951
Foreign Currency Translation				54,484		54,484
Net income					11,697,610	11,697,610
Balance December 31, 2009	100	$129	$2,664,762	$806,818	$27,633,336	$31,105,045

The accompanying notes are an integral part of these consolidated financial statements.

KALINGTON LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 & 2007

	2009	2008	2007
Cash flows from operating activities:

Net income	$11,697,610	$13,339,365	$2,596,361
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	2,990,846	2,884,014	2,280,177
Provision for inventory obsolescence	-	-	20,632
Deferred tax assets / liabilities	1,078,918	162,556	112,787
Changes in operating assets and liabilities:
Accounts receivable	(19,009)	6,083,087	(5,700,591)
Inventory	(280,217)	1,620,193	(3,493,489)
Advance to suppliers	8,280,771	(23,873,721)	-
Prepaid expenses and other assets	50,102	(64,194)	-
Due to / from related parties	(17,194,469)	(12,811,436)	948,571
Accounts payable	9,392,873	4,229,366	1,779,359
Accrued expenses and other current liabilities	(2,175,127)	2,184,788	1,359,937
Advance from customers	15,286,893	9,439,401	7,941,659
Income tax payable	1,667,379	(586,349)	1,165,143
CASH PROVIDED BY OPERATING ACTIVITIES	30,776,570	2,607,070	9,010,546

Cash flows from investing activities:
Advances to affiliates	(29,321,207)	-	-
Purchase of property and equipment and other long-term assets	(244,267)	-	-
CASH USED IN INVESTING ACTIVITIES	(29,565,474)	-	-

Cash flows from financing activities:
Contributed capital	-	874,037	-
Repayments on borrowings from related parties	(1,498,671)	(2,535,072)	(8,210,997)
Financing cost on fixed assets purchase	30,418	85,527	126,449
Principal payments on long-term loan	-	(874,037)	(1,107,452)
CASH USED IN FINANCING ACTIVITIES	(1,468,253)	(2,449,545)	(9,192,000)

Effect of exchange rate changes on cash	8,764	206,378	181,454

Net decrease in cash and cash equivalents	(248,393)	363,903	-

Cash and cash equivalents, beginning balance	363,903	-	-
Cash and cash equivalents, ending balance	$115,510	$363,903	$-

NON-CASH TRANSACTIONS

Fixed assets purchased on credit	$-	$1,550,886	$7,566,360
Raw materials purchased on credit		4,214,758	15,955,612
Financing service and sales of products to related parties	12,969,231	-	-

SUPPLEMENTARY DISCLOSURE:
Interest paid	$85,422	$-	$-
Income tax paid	$1,154,400	$-	$1,227,080

The accompanying notes are an integral part of these consolidated financial statements.

KALINGTON LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Xingtai Longhai Steel Wire Co., Ltd. (”Longhai”) was incorporated on August 26, 2008 in Neiqiu County, Xingtai City, Hebei Province, People’s Republic of China (the “PRC”) with registered capital of $2,664,891. Mr. Chaojun Wang owned 80% of Longhai.  Longhai is principally engaged in the manufacturing and sales of steel wire. Our major customers are in construction industry and our major market is in north China.

Prior to the incorporation on August 26, 2008, Longhai was a division of the Xingtai Longhai Steel Group Co., Ltd. (the “Division”). On July 6, 2008, the shareholders of Longhai Steel Group Co., Ltd. (the “Group”) consented to separate the division from the Group., and incorporate into a new company. The Group transferred 40% of its net assets to Longhai. The asset transfer was recorded at historical cost as it was a transfer between entities under common control. After the asset transfer, Mr. Wang Chaojun owns 80% of the equity of Longhai. The other two shareholders each own 10% of equity of Longhai. Longhai did not issue any common stock.

On July 26, 2008, the shareholders appointed five directors to the board, including Mr. Wang Chaojun. On July 28, 2008, the Board of Directors elected Mr. Wang Chaojun as CEO of Longhai.

On September 12, 2008, two shareholders transferred all their equity of Longhai to Wealth Index Capital Group LLC. After the transfer, Wealth Index Capital Group LLC owned 20% of the equity of Longhai.

On November 30, 2009, Wealth Index Capital Group LLC transferred 5% of the equity of Longhai to Ms. Chen Wenyi.  After the transfer, Wealth Index Capital Group LLC owned 15% of the equity of Longhai.

Kalington Limited (the “Company”) was established in Hong Kong on November 5, 2009 to serve as an intermediate holding company.  Mr. Chaojun Wang, the controlling interest holder of Longhai also controls the Company.  On  March 19, 2010, also pursuant to the restructuring plan the Company acquired 100% of the equity interests in Longhai.

Since the Company and Longhai are under common control for accounting purposes, the acquisition of Longhai has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.  The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements reflect the financial position, results of operations and cash flows of the Company and all of its wholly owned and majority owned subsidiaries as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and the period from August 26, 2008 to December 31, 2008, and of carve-out financial statements of the Division as of December 31, 2007 and for the period from January 1, 2008 to August 25, 2008 and for the year ended December 31, 2007.  All intercompany items are eliminated during consolidation.

The carve-out financial statements include the assets, liabilities and results of operations of the Division  that were "carved-out" from Xingtai Longhai Steel Group Co., Ltd. (the “Group”). The operating expenses included in the “carve-out”) financial statements include proportional allocations of various common costs of the Group because specific identification of the expenses was not practicable. The common costs include expenses from the Group related to various common costs, including executive, finance and accounting, human resources, legal, marketing, and information technology.

The Company believes that the assumptions underlying the carve-out financial statements are reasonable. The cost allocation methods applied to certain common costs include the following:

•	Specific identification. Where the amounts were specifically identified to the Division, they were classified accordingly.
•
Reasonable allocation.  Where the amounts were not clearly or specifically identified, management determined if a reasonable allocation method could be applied.  For example, proportionally allocated general and administrative expenses based on production costs.

The Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).  The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying financial statements have been translated and presented in United States Dollars (“$”).

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those results.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Concentration of Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade and bills receivables. As of December 31, 2009 and 2008, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade receivables, the Company extends credit based on an evaluation of the customer’s financial condition. The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts of trade receivables.

The Company operates principally in the PRC and grants credit to its customers in this geographic region. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income/(loss). Other comprehensive income refers to revenue, expenses, gains and losses that under generally accepted accounting principles are recorded as an element of stockholders’ equity but are excluded from net income. During the periods presented, other comprehensive income (loss) includes cumulative translation adjustment from foreign currency translation.

Foreign Currency Transactions

The reporting currency of the Company is the US dollar. The functional currency of PRC subsidiaries is RMB. The financial statements of PRC subsidiaries are translated to United States Dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues, expenses and cash flows.  Capital accounts are translated at their historical exchange rates when the capital transaction occurred.  Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.  Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The balance sheet amounts with the exception of equity at December 31, 2009 were translated 6.8376 RMB to $1.00 as compared to 6.8542 RMB at December 31, 2008.  The equity accounts were stated at their historical exchange rate.  The average translation rates applied to the income and cash flow statement amounts for the years ended December 31, 2009, 2008 and 2007 was 6.84092 RMB, 6.96225 RMB and 7.6172 RMB to $1.00, respectively..

Translations adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of stockholders’ equity and were $806,818 and $752,334 as of December 31, 2009 and 2008, respectively.

Cash and Cash Equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with original maturity of three months or less, when purchased, to be cash and cash equivalents.  The Company maintains cash with various banks and trust companies located in China.  Cash accounts are not insured or otherwise protected.  Should any bank or trust company holding cash deposits become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash on deposit with that particular bank or trust company.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Accounts are written off against the allowance when it becomes evident collection will not occur.  As of December 31, 2009 and 2008, the accounts receivable was $19,009 and Nil, respectively.

Inventory

Inventory is stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Gains or losses on disposals are reflected as gain or loss in the year of disposal.  All ordinary repair and maintenance costs are expensed as incurred.  Expenditures for maintenance and repairs are expensed as incurred.  Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the current period.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of assets as set out below.

Estimated Useful Life
Plant and building	20 years
Machinery and equipment	10 years
Office furniture and equipment	5 years
Transportation equipment	5 years

Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company reviews the carrying values of long-lived assets, including property, plant and equipment, land use right and other intangible assets, whenever facts and circumstances indicate the assets may be impaired. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If an asset is considered impaired, the impairment is measured by the amount by which the carrying amount the asset exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal.

The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value.  Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets.  The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset.  If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value.  The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments.  The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary.  There was no impairment of long-lived assets for the years ended December 31, 2009, 2008 and 2007.

Revenue Recognition

The Company recognizes sales in accordance with United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition.” The Company recognizes revenue when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services were rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured. After the customers of the Company taking the goods and signing on the shipping order, the Company considers the signed shipping order as customer acceptance and the risk of goods is transferred, as the price in invoice or sales contract with customers is fixed, the Company recognize revenue accordingly. Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have were met. Provisions for discounts and returns are provided for at the time the sale is recorded, and are recorded as a reduction of sales. The Company bases its estimates on historical experience taking into consideration the type of products sold, the type of customer, and the type of specific transaction in each arrangement. Revenues represent the invoiced value of goods, net of value added tax (“VAT”).

The Company provides a product warranty to customers; meanwhile, as an assembling company, all parts are purchased from related suppliers, suppliers provide a same terms warranty to the Company as that the Company provides to customers. In case customers claim problem products to the Company, the Company will claim the related parts to suppliers accordingly. Further more, the labor costs and overheads related to the problem products are not material compared to the parts cost, so the company do not accrue any warranty liabilities in financial statements.

The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers. Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as unearned revenue.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  Under this method, deferred income taxes are recognized for the estimated tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts and each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized when, in management’s opinion; it is more likely than not that some portion of the deferred tax assets will not be realized.  The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Earnings (loss) Per Share

The Company reports earnings per share in accordance with the provisions of ASC 260 “Earnings Per Share”.  ASC 260 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period.  Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method.

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation dates.  As of December 31, 2009, 2008 and 2007, the Company does not have any dilutive securities.  The Company does not have shares outstanding. As a result, earnings per share are not presented.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables qualify as financial instruments. Management concluded the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.  The three levels are defined as follows:

•	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

It is management’s opinion that as of December 31, 2009, 2008 and 2007, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet.  This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.  The carrying amounts of short-term and long-term loans approximate their fair values because the applicable interest rates approximate current market rates.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141R (Now included in ASC 805), "Business Combinations" which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and for disclosure to enable evaluation of the nature and financial effects of the business combination. The Company adopted this standard as of January 1, 2009 and does not expect it to have an impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160 (Now ASC 810-10), "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. ASC 810-10 introduces significant changes in the accounting and reporting for business acquisitions and noncontrolling interest in a subsidiary. ASC 810-10 also changes the accounting and reporting for the deconsolidation of a subsidiary. Companies are required to adopt the new standard for fiscal years beginning after January 1, 2009. The Company adopted this standard effectively January 1, 2009 and does not expect it to have an impact on the Company’s financial statements.

Effective July 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (Now ASC 820), which provides guidance on how to measure assets and liabilities that use fair value. ASC 820 applies whenever another U.S. GAAP standard requires (or permits) measurement of assets or liabilities at fair value, but does not expand the use of fair value to any new circumstances. The Company also adopted FASB Staff Position ("FSP") No.FAS 157-2, which allows the Company to partially defer the adoption of ASC820. This FSP defers the effective date of ASC 820 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Nonfinancial assets and nonfinancial liabilities include all assets and liabilities other than those meeting the definition of a financial asset or financial liability as defined in paragraph 6 of Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The adoption of ASC 820 had no impact on our financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (Now ASC 855), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. ASC 855 is effective for interim and annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Update No. 2009-01, Generally Accepted Accounting Principles (ASU 2009-01). ASU 2009-01 establishes “The FASB Accounting Standards Codification,” or Codification, which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. On the effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non grandfathered non-SEC accounting literature not included in the Codification will become non authoritative. ASU 2009-01 is effective for interim and annual periods ending after September 15, 2009. The Company will adopt the provisions of ASU 2009-01 for the period ended September 30, 2009. There will be no impact on the Company’s operating results, financial position or cash flows.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

NOTE 3 - INVENTORY

Inventory as of December 31, 2009 and 2008 were as follows:

	December 31, 2009	December 31, 2008
Raw material	$27,292	$875,282
Finished goods	849,000	314,847
Auxiliary inventory (spare parts)	1,516,867	917,572

Total inventory	$2,393,159	$2,107,701

NOTE 4 - ADVANCE TO SUPPLIERS
	December 31, 2009	December 31, 2008
Advance to suppliers	$15,663,763	$23,873,721

Advance to suppliers represents amounts prepaid for raw materials. The advances are applied against amounts due to the supplier as the materials are received

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2009 and 2008, property, plant and equipment consisted of the following:

	December 31, 2009	December 31, 2008
Plant and building	$7,467,107	$7,448,587
Machinery and equipment	19,209,690	18,936,343
Office furniture and equipment	8,398,072	8,359,152
Transportation equipment	74,914	74,728

Total property, plant and equipment	35,149,783	34,818,810
Less: accumulated depreciation	(8,469,539)	(5,463,481)

Total property, plant and equipment, net	$26,680,244	$29,355,329

Depreciation expense for the years ended December 31, 2009, 2008 and 2007 was $2,990,846, $2,884,014 and $2,280,177, respectively.

NOTE 6 - ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER PAYABLES

As of December 31, 2009 and December 31, 2008, the accounts payable, unearned revenue and accrued liabilities of the Company were summarized as follows:

	December 31, 2009	December 31, 2008
Accounts payable	$15,536,226	$6,128,116

Unearned revenue	33,245,660	17,913,926

Accrued liabilities and other payables:
– payroll payable	97,894	104,793
– taxes payable	-	1,328,830
– customer deposits	2,923,634	2,190,881
– payable for equipment purchased	2,119,889	3,609,584
– others	28,291	11,469

Total accrued expenses and other payables	$5,169,708	$7,245,557

NOTE 7 - RELATED PARTY BALANCE AND TRANSCATIONS

Due to related party

As of December 31, 2009 and December 31, 2008, due to related party was summarized as follows:

	December 31, 200 9	December 31, 200 8
Xingtai Longhai Steel Group Co., Ltd. (“ Longhai Group”)	$-	$4,214,758

The Company purchased the raw material and utilities for production from Longhai Group, which is controlled by Mr. Wang, the majority owner of the Company. As of December 31, 2009 and 2008, the outstanding balance of this purchase was  Nil and $4,214,758, respectively.

Due from related parties

As of December 31, 2009 and December 31, 2008, due from related parties was summarized as follows:

	December 31, 200 9	December 31, 200 8
Xingtai Longhai Steel Group Co., Ltd.	$42,047,673	$-
Xingtai Longhai Steel Group Metal Product Co., Ltd.	242,765

Total	$42,290,438

The Company provided cash advances to Longhai Group. As of December 31, 2009 and 2008, the outstanding balance of this service was $42,047,673 and Nil respectively.  The Company sells steel wire to Xingtai Longhai Steel Group Metal Product Co., Ltd. (“Longhai Metal”) As of December 31, 2009 and 2008, the balance of due from Longhai Metal related to such sales was $242,765 and Nil, respectively.  As of the date of this filing, in anticipation of being a U.S. public company, all balances have been repaid and no loans to the Longhai Steel Group are outstanding.  See Note 12 for subsequent event related to the settlement of related party receivable.

REFER TO SUBSEQUENT EVENT RELATED TO THE SETTLEMENT OF RELATED PARTY RECEIVABLE

Related party transactions

In 2009, the Company purchased production utilities from Longhai Group amounted to $11,661,547.  In addition, the amount of $3,688,573 steel scrape and $71,595 steel wire were sold to Longhai Group during 2009. The Company provided cash advances to Longhai Group and earned finance income amounted to $8,360,120 in 2009, which is included in the Company ’ s revenue.

In 2008, the Company purchased billet and production utilities from the Group amounted to $488,908,517 and $9,111,397, respectively.  In addition, the amount of $5,159,081 steel scrape and $1,604,785 steel wire were sold to the Group during 2008.

In 2007, the Company purchased billet and production utilities from the Group amounted to $222,561,569 and $5,409,213, respectively.  In addition, the amount of $3,091,358 steel scrape was sold to the Group during 2007.

Since the Company purchased almost all of its raw materials from the Group during 2008 and 2007, which is an entity under common control with the Company, the cost of purchases, the gross margin and net income of the Company might be different from a similar company that purchases raw materials from an independent third party.

In addition, Longhai Group rents office building and workshop to the Company.  The lease term is month by month. The rent expense for the years ended December 31, 2009, 2008 and 2007 was $28,334, $128,604 and $25,447, respectively.

The amount of steel wire sold to Longhai Steel Group Metal Products was $3,955,563 for the year of 2009 and Nil for the years of 2008 and 2007.

NOTE 8 - INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments in 2009 and 2008.

The following table summarizes the temporary differences which result in deferred tax assets and liabilities as of December 31, 2009 and December 31, 2008:

	December 31, 2009	December 31, 2008
Current deferred tax assets:
Cost of uninvoiced goods delivery	161,673	2,107,242
Expenses deductible in next year	31,547	26,198
Total current deferred tax assets	193,220	2,133,440

Non-current deferred tax assets
Amortization of long-term prepaid expenses	-	109,422

Total deferred tax assets	$193,220	$2,242,862

	December 31, 2009	December 31, 2008
Current deferred tax liabilities:
Sales of uninvoiced goods delivery (net of output VAT)	1,365,401	2,303,079

Non-current deferred tax liabilities:
Depreciation of fixed assets	$190,351	$222,694
Total deferred tax liabilities	$1,555,752	$2,525,773

Net current deferred tax liabilities	1,172,181	169,639
Net non-current deferred tax liabilities	190,351	113,272

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2009 and 2008:

	2009	2008
US statutory rates	34.0%	34.0%
Tax rate difference	(9.0)%	(9.0)%

Tax per financial statements	25.0%	25.0%

NOTE 9 - EQUITY

The Company's equity is comprised of the common stock, additional paid-in capital plus retained earnings of the Company and the carved-out Division.  As of December 31, 2009 and 2008, the initial capital contribution of fixed assets totaled to $1,790,725(at shareholders’ cost basis) was recorded in additional paid-in capital.  On August 21, 2008, the Company received cash contribution totaling $874,037 from the major shareholders as additional paid-in capital.

NOTE 10 – COMMITMENTS AND CONTINGECIES

Social insurance for employees

According to the prevailing laws and regulations of the PRC, the Company is required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, the Company does not need to provide all employees with such social insurances, and has paid the social insurances for the Company’s employees who have completed three months’ continuous employment with the Company.

In the event that any current or former employee files a complaint with the PRC government, the Company may be subject to making up the social insurances as well as administrative fines. As the Company believes that these fines would not be material, no provision has been made in this regard.

Tax issues

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

Value Added Tax

The Company is subject to value added tax ("VAT") for manufacturing products. The applicable VAT tax rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company paid value added taxes ("VAT") based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date of which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes which are determined to be late or deficient. According to the PRC tax laws, any potential tax penalty payable on late or deficient payments of this tax could be between zero and five times the amount of the late or deficient tax payable, and will be expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due. At December 31, 2009 and 2008, the Company accrued Nil and $1,328,829, respectively, of unpaid value-added taxes.

NOTE 11 - OPERATING RISKS

(a)   Country risk

Currently, the Company’s revenues are primarily derived from the sale of agriculture tractors to customers in the People’s Republic of China (“PRC”). The Company hopes to expand its operations to other countries, however, such expansion has not commenced and there is no assurance that the Company will be able to achieve such expansion. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company’s financial condition.

(b)   Products risk

In addition to competing with other manufacturers of steel wires, the Company competes with larger PRC companies which have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These PRC companies may be able to offer products at a lower price. There can be no assurance the Company will remain competitive should this occur.

(c)   Exchange risk

The Company can not guarantee the Renminbi, US dollar exchange rate will remain steady, therefore the Company could post the same profit for two comparable periods and post higher or lower profit depending on exchange rate of Renminbi and US dollars. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d)   Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC currently allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations relating to ownership of a Chinese corporation are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e)   Interest risk

The Company is exposed to interest rate risk arising from short-term variable rate borrowings from time to time. The Company’s future interest expense will fluctuate in line with any change in borrowing rates. The Company does not have any derivative financial instruments as of December 31, 2009 and 2008 and believes its exposure to interest rate risk is not material.

NOTE 12 - MAJOR CUSTOMERS AND MAJOR VENDORS

The Company generated 39.0 percent, 51.0 percent and 49.0 percent of its revenues from five customers during the years ended December 31, 2009, 2008 and 2007, respectively.

The Company incurred 91.0 percent of its cost of revenues to three vendors during the year ended December 31, 2009. The Company incurred 99.0 percent of its cost of revenues to one vendor during the year ended December 31, 2008. The Company incurred 100 percent of its cost of revenues to one vendor during the year ended December 31, 2007.

NOTE 13 - SUBSEQUENT EVENTS

On March 26, 2010, the Company entered into and closed an Agreement and Plan of Reorganization with Action Industries, Inc. (“Action”), a public shell. Upon closing, the equity owners of the Company delivered all of their equity interests in the Company to Action in exchange for 10,000 shares of Action’s Series A Preferred Stock which constituted 98.5% of Action’s issued and outstanding capital stock on a as-converted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, the Company became Action’s wholly-owned subsidiary and the former shareholders of the Company became Action’s controlling stockholders.  The share exchange transaction with the Company and the shareholders of Action, or Share Exchange, was treated as a reverse acquisition, with the Company as the acquirer and Action as the acquired party.

On March 25, 2010 the Company settled and received payments for all outstanding balances due from Xingtai Longhai Steel Group, in accordance with the anticipated related party policies and procedures associated with being a public reporting company.

ACTION INDUSTRIES, INC.
(A Development Stage Company)

-:-

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ REPORT

DECEMBER 31, 2009

ROBISON, HILL & CO.	Certified Public Accountants
A PROFESSIONAL CORPORATION
BRENT M. DAVIES, CPA
DAVID O. SEAL, CPA
W. DALE WESTENSKOW, CPA
BARRY D. LOVELESS, CPA
STEPHEN M. HALLEY, CPA
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Action Industries, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Action Industries, Inc (a development stage company) as of December 31, 2009, and 2008, and the related statements of operations, and cash flows for the years ended December 31, 2009, and 2008, and the cumulative since December 4, 1995 (inception) to December 31, 2009, and the statement of stockholder’s equity since December 4, 1995 (inception) to December 31, 2009.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Action Industries, Inc (a development stage company) as of December 31, 2009, and 2008 and the results of its operations and its cash flows for the years ended December 31, 2009, and 2008 and the cumulative since December 4, 1995 (inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred net losses of approximately $104,000, has a liquidity problem and has minimal revenues, which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Robison, Hill & Company
Certified Public Accountants

Salt Lake City, Utah
March 19, 2010

Action Industries, Inc.
(A Development Stage Company)
BALANCE SHEETS

	December 31,
	2009	2008
ASSETS
Current Assets:
Cash	$126	$743
Inventory	1,635	914
Total Current Assets	1,761	1,657
Property and Equipment:
Phone Card Machines	8,100	8,100
Computer Equipment	1,273	1,273
Less: Accumulated Depreciation	(7,203)	(5,728)
Net Property and Equipment	2,170	3,645
TOTAL ASSETS	$3,931	$5,302
LIABILITIES & EQUITY
Current Liabilities :
Accounts Payable & Accrued Liabilities	$20,880	$9,383
Related Party Payable	4,735	1,738
Commission Payable	132	132
Convertible Shareholder Note Payable	49,229	-
Interest Payable	992	3,114
Shareholder Note Payable	75	31,400
Total Current Liabilities	76,043	45,767
Total Liabilities	76,043	45,767
Stockholder's Equity
Common Stock- $.001 par value; Authorized
100,000,000 shares, Issued 11,300,000 shares
at December 31, 2008 and December 31, 2007	11,300	11,300
Additional Paid-In Capital	20,700	20,700
Deficit Accumulated During the Development Stage	(104,112)	(72,465)
Total Stockholder's Equity	(72,112)	(40,465)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$3,931	$5,302

The accompanying notes are an integral part of these financial statements

Action Industries, Inc.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

			Cumulative
			Since
	For the Year Ended		December 4,
	December 31,		1995
	2009	2008	(Inception)
Revenues:
Sales Revenue	$2,645	$2,635	$14,730
Cost of Operations	(3,097)	(3,084)	(17,325)
Gross Profits (Loss)	(452)	(449)	(2,595)
Expenses:
Accounting Fees	23,104	8,700	64,267
Related Party Accounting Fees	2,962	3,549	10,859
Consulting Fees	-	-	4,500
General and Administrative	667	744	5,379
Outside Services	486	-	4,236
Travel	-	2,184	5,039
Total Operating Expenses	27,219	15,177	94,280

Operating Income (loss)	(27,671)	(15,626)	(96,875)

Other (Income)Expense :
Interest Net	(3,698)	(2,450)	(6,812)

Net Loss Before Taxes	(31,369)	(18,076)	(103,687)

Taxes	(278)	(35)	(425)

Net Income (Loss)	$(31,647)	$(18,111)	$(104,112)
Basic & Diluted Loss per Share	$(0.00)	$(0.00)

Weighted Average Shares
Outstanding	11,300,000	11,300,000

The accompanying notes are an integral part of these financial statements

Action Industries, Inc.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

				Deficit
				Accumulated
				Since	Total
				December 4,	Stockholders'
	Common Stock		Paid in	1995	Equity
	Shares	Par Value	Capital	Inception	Deficiency

Balance at December 4, 1995 (Inception)	-	$-	$-	$-	$-
September 10, 2003, Stock issued for
Prepaid Expense and Equipment	9,000,000	9,000	-	-	9,000
Net Loss	-	-	-	-	-
Balance at December 31, 2003	9,000,000	9,000	-	-	9,000
February 26, 2004, Stock Issued for Cash at .01 per share	100,000	100	900	-	1,000
March 1, 2004, Stock Issued for Cash at .01 per share	500,000	500	4,500	-	5,000
Net Loss	-	-	-	(3,827)	(3,827)
Balance at December 31, 2004	9,600,000	9,600	5,400	(3,827)	11,173
March 9, 2005, Stock Issued for Services at .01 per share	450,000	450	4,050	-	4,500
March 31, 2005, Stock Issued for Cash at .01 per share	100,000	100	900	-	1,000
May 12, 2005, Stock Issued for Cash at .01 per share	100,000	100	900	-	1,000
June 22, 2005, Stock Issued for Cash at .01 per share	450,000	450	4,050	-	4,500
June 24, 2005, Stock Issued for Cash at .01 per share	100,000	100	900	-	1,000
Net Loss	-	-	-	(17,075)	(17,075)
Balance at December 31, 2005	10,800,000	10,800	16,200	(20,902)	6,098
January 27, 2006, Stock Issued for Cash at .01 per share	100,000	100	900	-	1,000
January 31, 2006, Stock Issued for Cash at .01 per share	100,000	100	900	-	1,000
February 2, 2006, Stock Issued for Cash at .01 per share	100,000	100	900	-	1,000
February 4, 2006, Stock Issued for Cash at .01 per share	100,000	100	900	-	1,000
February 10, 2006, Stock Issued for Cash at .01 per share	100,000	100	900	-	1,000
Net Loss	-	-	-	(18,875)	(18,875)
Balance at December 31, 2006	11,300,000	11,300	20,700	(39,777)	(7,777)
Net Loss	-	-	-	(14,577)	(14,577)
Balance at December 31, 2007	11,300,000	11,300	20,700	(54,354)	(22,354)
Net Loss	-	-	-	(18,111)	(18,111)
Balance at December 31, 2008	11,300,000	11,300	20,700	(72,465)	(40,465)
Net Loss	-	-	-	(31,647)	(31,647)
Balance at December 31, 2009	11,300,000	$11,300	$20,700	$(104,112)	$(72,112)

The accompanying notes are an integral part of these financial statements

Action Industries, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

	For the Year Ended December 31,		Cumulative Since December 4, 1995
	2009	2008	(Inception)
CASH FLOWS FROM OPERATING ACTIVITIES :
Net Loss	(31,647)	(18,111)	(104,112)
Adjustments to reconcile net loss to net cash
provided by operating activities
Depreciation and Amortization	1,475	1,475	7,203
Stock issued for Services	-	-	4,500
Changes in Operating Assets and Liabilities
Decrease (Increase) in Inventory	(721)	1,207	(1,635)
Decrease (Increase) in Accounts Receivable	-	-
Decrease (Increase) in Prepaid Expense	-	-	900
Increase (Decrease) in Accounts Payable	11,732	3,009	21,115
Increase (Decrease) in Related Party Accounts Payable	2,762	919	4,500
Increase (Decrease) in Commission Payable	-	-	132
Increase (Decrease) in Accrued Interest	3,698	2,450	6,812
Net Cash Used in Operating Activities	(12,701)	(9,051)	(60,585)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	-	-	(1,273)
Net Cash Provided by Investing Activities	-	-	(1,273)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Related Party Payable	-	-	50
Repayments of Related Party Payable	-	-	(50)
Proceeds from Shareholder Notes Payable	12,084	9,300	43,484
Proceeds from Sale of Common Stock	-	-	18,500
Net Cash Provided by Financing Activities	12,084	9,300	61,984
Net (Decrease) Increase in Cash	(617)	249	126
Cash at Beginning of Period	743	494	-
Cash at End of Period	$126	$743	$126
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$-	$-	$-
Franchise Taxes	$288	$-	$400
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shareholder Loan and Converted to Convertible Shareholder Note Payable	$43,409	$-	$43,409
Accrued Interest Converted to Convertible Shareholder Note Payable	$5,820	$-	$5,820
Stock Issued for Prepaid Expenses	$-	$-	$900
Stock Issued for Services	$-	$-	$4,500
Stock Issued for Equipment	$-	$-	$8,100

The accompanying notes are an integral part of these financial statements

ACTION INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for Action Industries, Inc. (a development stage company) is presented to assist in understanding the Company's financial statements.  The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Operations and Going Concern

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern”, which assume that  Action Industries, Inc. (hereto referred to as the “Company”) will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern.”  The Company has incurred net losses of approximately $104,000 for the period from December 4, 1995 (inception) to December 31, 2009, has an accumulated deficit, has recurring losses, has minimal revenues and requires additional financing in order to finance its business activities on an ongoing basis.  The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.  In the interim, shareholders of the Company have committed to meeting its operating expenses.  Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity to continue as a “going concern”

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern”.  While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.  If the Company were unable to continue as a “going concern,” then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

ACTION INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Organization and Basis of Presentation

The Company was originally incorporated under the laws of the State of Georgia on December 4, 1995.   On January 9, 2008, Action Industries Inc., a newly formed Nevada Corporation entered into a merger agreement with Action Industries Inc., Georgia Corporation.  In the merger agreement it was stated that the only surviving entity would be Action Industries Inc., Nevada Corporation (The Company) and as a result of the merger all the outstanding shares of the “disappearing” Action Industries, Georgia Corporation shall be exchanged for shares in the newly formed Nevada Corporation.

As of March 11, 2008, the Company is incorporated under the laws of the State of Nevada. The Company is in the development stage, and has not commenced planned principal operations. The Company has a December 31 year end.

Nature of Business

The Company is primarily in the business of providing prepaid long distance calling cards and other telecommunication products.

Our principal executive offices are located at: 8744 Riverside House Path Brewerton, NY  13029.  Our telephone number is (315) 703-9012.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents to the extent the funds are not being held for investment purposes.

ACTION INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company generates revenues by selling pre-paid phone cards in increments of $ 5 and $10. The Company recognizes revenues in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, "Revenue Recognition."  SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions.  The Company recognizes revenue when the earnings process is complete.  That is, when the arrangements of the goods are documented, the pricing becomes final and collectability is reasonably assured. An allowance for bad debt is provided based on estimated losses. For revenue received in advance for goods, the Company records a current liability classified as either deferred revenue or customer deposits. As of December 31, 2009, there was no deferred revenue.

Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2009, the Company has determined an allowance for doubtful accounts is not necessary.

Major Customer

During the years ended December 31, 2009 and 2008, one customer accounted for 97% of the Company’s revenues for both years. In 2009, the Company had revenues of $2,560 from Tully Hill and total revenues were $2,645. In 2008 the Company had revenues of $2,560 from Tully Hill and total revenues were $2,635. The loss of this customer would adversely impact the business of the Company.

ACTION INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Major Supplier

During the years ended December 31, 2009 and 2008 one supplier, Best Telecom, accounted for 100% of the inventory purchased.  The loss of this supplier would adversely impact the business of the Company.

Inventory

The Company’s inventory consists entirely of phone cards. Inventory is recorded at the lower of cost or market, with cost determined on a first-in, first-out basis and market based upon the replacement cost or realizable value.  As of December 31, 2009 and 2008, inventory was valued at $1,635 and $914, respectively.

Fixed Assets

Fixed assets are stated at cost.  Depreciation expense was $1,475 for each of the years ended December 31, 2009 and 2008.  Depreciation and amortization are computed using the full month, straight-line method over the estimated economic useful lives of the related assets as follows:

Asset	Rate
Phone Card Machines	7 years

Asset	Rate
Computer Equipment	4 years

Maintenance and repairs are charged to operations; betterments are capitalized.  The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

ACTION INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.  The Company had cash and cash equivalents of $126 and $743 as of December 31, 2009 and 2008 all of which was fully covered by federal depository insurance.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Loss per Share

Basic loss per share has been computed by dividing the loss for the period applicable to the common stockholders’ by the weighted average number of common shares outstanding during the period.

Diluted loss per share has been computed based on an increased number of shares that would be outstanding assuming the convertible shareholder notes payable were converted to 2,008,440 common shares as of December 31, 2009.  The effect of outstanding common stock equivalents are anti-dilutive for 2009 and are thus not considered.

Financial Instruments

The Company’s financial assets and liabilities consist of cash, inventory, accounts receivable, property and equipment, accounts payable and notes payable. Except as otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the sort-term maturities of these instruments.

ACTION INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No.109, “Accounting for Income Taxes.”  SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Reclassification

Certain reclassifications have been made in the 2008 financial statements to conform to the December 31, 2009 presentation.

Recent Accounting Standards

In April 2009, the FASB updated ASC 820 to provide additional guidance for estimating fair value when the volume and level of activity for the asset or liability have decreased significantly. ASC 820 also provides guidance on identifying circumstances that indicate a transaction is not orderly. The implementation of ASC 820 did not have a material effect on the Company’s financial statements.

In April 2009, the FASB updated ASC 825 regarding interim disclosures about fair value of financial instruments.  ASC 825 requires disclosures about fair value of financial instruments in interim reporting periods of publicly traded companies that were previously only required to be disclosed in annual financial statements. The implementation of ASC 825 did not have a material effect on the Company’s financial statements.

In April 2009, the FASB updated ASC 320 for proper recognition and presentation of other-than-temporary impairments.  ASC 320 provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities.  The implementation of ASC 320 did not have a material effect on the Company’s consolidated financial statements.

ACTION INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
( Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Standards (Continued)

In June 2009, the FASB created the Accounting Standards Codification, which is codified as ASC 105.  ASC 105 establishes the codification as the single official non-governmental source of authoritative accounting principles (other than guidance issued by the SEC) and supersedes and effectively replaces previously issued GAAP hierarchy framework.  All other literature that is not part of the codification will be considered non-authoritative.  The codification is effective for interim and annual periods ending on or after September 15, 2009.  The Company has applied the codification, as required, beginning with the 2009 Form 10-K.  The adoption of the codification did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB updated ASC 855, which established principles and requirements for subsequent events.  This guidance details the period after the balance sheet date which the Company should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which the Company should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events.  ASC 855 is effective for interim and annual periods ending after June 15, 2009.  The implementation of ASC 855 did not have a material effect on the Company’s financial statements.  The Company adopted ASC 855, and has evaluated all events occurring after December 31, 2009, the date of the most recent balance sheet, for possible adjustment to the financial statements or disclosures through March 19, 2010, which is the date on which the financial statements were issued.

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2009-13 (ASU 2009-13), which provided an update to ASC 605.  ASU 2009-13 addresses how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting in multiple-deliverable arrangements. The amendments in this update will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact that this update will have on its Financial Statements.

ACTION INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
( Continued)
NOTE 2 - INCOME TAXES

As of December 31, 2009, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $104,000 that may be offset against future taxable income through 2029.   Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.  No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused.  Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

	2009	2008
Net Operating Losses	$15,600	$11,100
Valuation Allowance	(15,600)	(11,100)
	$-	$-
The provision for income taxes differs from the amount computed using the federal US statutory income tax rate as follows:

	2009	2008
Provision (Benefit) at US Statutory Rate	$(4,747)	$(2,711)
Increase (Decrease) in Valuation Allowance	4,500	2,559
Other Adjustments	247	152
	$-	$-

The Company evaluates its valuation allowance requirements based on projected future operations.  When circumstances change and causes a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income.

NOTE 3 – UNCERTAIN TAX POSITIONS

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The adoption of the provisions of FIN 48 did not have a material impact on the company’s financial position and results of operations. At January 1, 2007, the company had no liability for unrecognized tax benefits and no accrual for the payment of related interest.

ACTION INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 3 – UNCERTAIN TAX POSITIONS (continued)

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The adoption of the provisions of FIN 48 did not have a material impact on the company’s financial position and results of operations. At January 1, 2007, the company had no liability for unrecognized tax benefits and no accrual for the payment of related interest.

Interest costs related to unrecognized tax benefits are classified as “Interest expense, net” in the accompanying statements of operations. Penalties, if any, would be recognized as a component of “Selling, general and administrative expenses”. The Company recognized $0 of interest expense related to unrecognized tax benefits for the year ended December 31, 2009.  In many cases the company’s uncertain tax positions are related to tax years that remain subject to examination by relevant tax authorities.

With few exceptions, the company is generally no longer subject to U.S. federal, state, local or non-U.S. income tax examinations by tax authorities for years before 2006. The following describes the open tax years, by major tax jurisdiction, as of January 1, 2010:

United States (a)	2006 – Present

(a) Includes federal as well as state or similar local jurisdictions, as applicable.

NOTE 4- DEVELOPMENT STAGE COMPANY

The Company has not begun principal operations and as is common with a development stage company, the Company will have recurring losses during its development stage.  The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

ACTION INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 5 - COMMITMENTS

As of December 31, 2009, all activities of the Company have been conducted by corporate officers from either their homes or business offices.  Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 6 – RELATED PARTY TRANSACTIONS

During 2007 – 2009, a Shareholder of the Company, Oxford Financial Group (Oxford), advanced the Company $43,409.  These notes accrued simple interest at a rate of 8% and 10% annually and were payable upon demand.  On October 1, 2009, the principal amount of $43,409 and interest amount of $5,820 of these loans were converted into one Convertible Note that is accruing simple interest at 8%. As of December 31, 2009, the Company owes $49,229 related to the principal on this Convertible Note and $982 in accrued interest.  The note (principal and accrued interest) is convertible at $0.08 per share, which was the quoted market price of the company’s common stock on October 1, 2009.  As of December 31, 2009 the note and accrued interest is convertible, upon written request of Oxford, into 627,637 shares of the company’s common stock.  As of March 31, 2010, the Company has not been notified of any intent to convert nor has any portion of the note or accrued interest been converted.

As of December 31, 2009, a Related Party, Joseph Passalaqua has advanced the Company $75.  This note accrues simple interest at a rate of 18% and is payable upon demand.  As of December 31, 2009, the company owes $75 related to the principal on this note and $10 in accrued interest.

As of December 31, 2009, the Company currently has a Related Party Accounts Payable in the amount of $4,500 due to Lyboldt-Daly, Inc. for Bookkeeping expenses.  Joseph Passalaqua (husband to Mary Passalaqua a major shareholder, and an in-law to Inna Sheveleva, an officer of the Company) is President and Sole Director of Lyboldt-Daly, Inc.  Total bookkeeping services during the year ended December 31, 2009 and 2008 were $2,962 and $3,549, respectively.

Joseph Meuse, President of the Company is also a co-owner of PacWest LLC, a registered stock transfer agency used by the Company.  Total stock transfer fees paid by Action for 2009 were $486.00, with $235.00 in accounts payable as of 12/31/09.

ACTION INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 7- COMMON STOCK TRANSACTIONS

On September 10, 2003, the Company issued 9,000,000 shares of common stock in exchange for phone equipment valued at $8,100 and prepaid expenses valued at $900.

On February 26, 2004, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

On March 1, 2004, the Company issued 500,000 shares of common stock for cash at $0.01 per share.

On March 9, 2005, the Company issued 450,000 shares of common stock for consulting fees valued at $4,500.

On March 31, 2005, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

On May 12, 2005, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

On September 22, 2005, the Company issued 450,000 shares of common stock for cash at $0.01 per share.

On September 24, 2005, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

On January 27, 2006, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

On January 31, 2006, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

On February 2, 2006, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

On February 4, 2006, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

On February 10, 2006, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

KALINGTON LIMITED
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2009
(UNAUDITED)

	KALINGTON LIMITED	ACTION INDUSTRIES	PRO-FORMA ADJUSTMENTS		PRO-FORMA CONSOLIDATED BALANCE SHEET
ASSETS
Current assets
Cash	$115,510	$126			$115,636
Accounts receivable	19,009				19,009
Inventories, net	2,393,159	1,635			2,394,794
Advance to suppliers	15,663,763	-			15,663,763
Tax receivable	1,579,933				1,579,933
Other current assets	2,799				2,799
Due from related party	42,290,438	-			42290438
Total current assets	62,064,611	1,761			62,066,372

Property, plant and equipment, net	26,680,244	2,170			26,682,414

Total Assets	$88,744,855	$3,931			$88,748,786

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	15,536,226	20,880			15,557,106
Unearned revenue	33,245,360	-			33,245,360
Income tax payable	2,325,984	-			2,325,984
Accrued liabilities	5,169,708	-			5,169,708
Current deferred tax liabilities	1,172,181	-			1,172,181
Related Party Payable	-	4,735	(4,735	)(b)	-
Commission Payable	-	132			132
Convertible Shareholder Note Payable	-	49,229	(49,229	)(b)	-
Interest Payable	-	992			992
Shareholder Note Payable	-	75			75
Total current liabilities	57,449,459	76,043	(53,964)		57,471,538

Non-current Deferred Tax Liabilities	190,351	-			190,351

Total Liabilities	57,639,810	76,043	(53,964)		57,661,889

Shareholders' Equity
Common Stock ($.001 par value; Authorized 100,000,000 shares, Issued 11,300,000 shares at December 31, 2009)	129	11,300	(129	)(a)	11,300
Additional paid-in capital	2,664,762	20,700	(20,700	)(a)	2,635,443
			(83,283	)(a)
			53,964	(b)
Accumulated other comprehensive income	806,818				806,818
Retained earnings	27,633,336	(104,112)	104,112		27,633,336
Total Shareholders' Equity	31,105,045	(72,112)	53,964		31,086,897

Total Liabilities and Shareholders' Equity	$88,744,855	$3,931			$88,748,786

The accompanying notes are an integral part of these pro forma financial statements.

KALINGTON LIMITED
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2009
(UNAUDITED)

	KALINGTON LIMITED	ACTION INDUSTRIES	PRO-FORMA ADJUSTMENTS	PRO-FORMA CONSOLIDATED INCOME STATEMENT

Revenue	$373,660,461	$2,645		$373,663,106
Cost of revenue	(356,833,041)	(3,097)		(356,836,138)

Gross profit	16,827,420	(452)		16,826,968

Operating expenses:
General and administrative expenses	(1,114,016)	(667)		(1,114,683)
Accounting fees	-	(23,104)		(23,104)
Related party accounting fees	-	(2,962)		(2,962)
Outside services	-	(486)		(486)

Income from operations	15,713,404	(27,671)		15,685,733

Interest income	3,301	-		3,301
Interest expense	(85,422)	(3,698)		(89,120)
Other expenses	(34,470)	-		(34,470)
Total other income and expenses	(116,591)	(3,698)		(120,289)

Income before income taxes	15,596,813	(31,369)		15,565,444

Income tax benefit / (expense)	(3,899,203)	(278)		(3,899,481)

Net income	11,697,610	(31,647)		11,665,963

Other comprehensive income	54,484	-		54,484

Comprehensive income	$11,752,094	$(31,647)	$-	$11,720,447

The accompanying notes are an integral part of these pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – BASIS OF PRESENTATION

In March, 2010, Kalington Limited (the “Company”) completed a reverse acquisition transaction through a share exchange with Action Industries, Inc. (“Action”), whereby Action acquired 100% of the issued and outstanding capital stock of the Company in exchange for 10,000 shares of the preferred stock of Action. As a result of the reverse acquisition, the Company became Action’s wholly-owned subsidiary and the former shareholders of the Company became controlling stockholders of Action.  The share exchange transaction with Action was treated as a reverse acquisition, with the Company as the accounting acquirer and Action as the acquired party.

Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the Share Exchange Agreement will be those of the Company and will be recorded at the historical cost basis.  After the completion of the Share Exchange Agreement, the Company’s consolidated financial statements will include the assets and liabilities of the Company and Action, the historical operations of the Company and the operations of Action from the closing date of the Share Exchange Agreement.

These pro forma consolidated financial statements are prepared assuming the above transaction occurred on December 31, 2009 (as to the balance sheet) and on January 1, 2009 (as to the income statements).

Audited financial statements of the Company and Action have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Action and the Company.

Note 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)
To eliminate the equity of the accounting acquiree, Action Industries Inc., and to reflect the recapitalization of the common stock and additional paid in capital of the Company as a result of the reverse merger.

(b)	To convert related party payable to common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Appendix A

AMENDMENT TO

THE ARTICLES OF INCORPORATION

OF

ACTION INDUSTRIES, INC.

Article One states that the name of the Corporation is:  Action Industries, Inc.

Article One should state that the name of the Corporation is: Longhai Steel Inc.

 Article I of the Additional Information To The Articles of Incorporation of the Corporation shall be amended by adding the following paragraph at the end thereof:

“Effective as of the filing date of this Certificate of Amendment with the Secretary of State of the State of Nevada the outstanding shares of common stock of the Corporation shall be combined on the basis that one hundred twenty-five (125) of such shares of common stock shall become one (1) share of common stock without changing the par value of the shares of the Corporation (the “Reverse Stock Split”); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Stock Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split.”